UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  ___)

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☐           Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒           Definitive Proxy Statement.
☐           Definitive Additional Materials.
☐           Soliciting Material Pursuant to Rule 14a-12.

Commission File No.  001-33999

NORTHERN OIL AND GAS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHERN OIL AND GAS, INC.
315 Manitoba Ave. ● Suite 200
Wayzata, Minnesota 55391

May 2, 2011

Dear Shareholder:

We are pleased to invite you to attend the 2011 Annual Meeting of Shareholders of Northern Oil and Gas, Inc., to be held on June 8, 2011 in Ballroom #3 at the Graves 601 Hotel, 601 1st Avenue North, Minneapolis, Minnesota 55403, commencing at 10:00 a.m. local time.

The formal notice of the meeting and proxy statement follows this cover letter.  Enclosed with this proxy statement are your proxy card, a return envelope and a copy of our Annual Report on Form 10-K, for the year ended December 31, 2010.

We hope you are able to attend the meeting.

Thank you.

Northern Oil and Gas, Inc.
/s/ Michael L. Reger
Michael L. Reger
Chairman and Chief Executive Officer

NORTHERN OIL AND GAS, INC.
315 Manitoba Ave. ● Suite 200
Wayzata, Minnesota 55391

___________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 8, 2011
___________________________

To the Shareholder of Northern Oil and Gas, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Northern Oil and Gas, Inc., a Minnesota corporation, will be held on June 8, 2011, in Ballroom #3 at the Graves 601 Hotel, 601 1st Avenue North, Minneapolis, Minnesota 55403, commencing at 10:00 a.m. local time, for the following purposes:

1.	To elect directors to serve until the next meeting of Shareholders;

2.	To amend and restate our 2009 Equity Incentive Plan;

3.	A non-binding advisory vote to approve the compensation of the named executive officers;

4.	A non-binding advisory vote on the frequency of the nonbinding advisory vote to approve the compensation of the named executive officers; and

5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year fiscal ending December 31, 2011.

Only shareholders of record at the close of business on April 27, 2011 are entitled to notice of and to vote at the Annual Meeting.

You are invited and urged to attend the meeting in person.  Whether or not you are able to attend the meeting in person, we urge you to vote your shares as promptly as possible.  If you attend the meeting, you may vote your shares in person if you wish, whether or not you submitted a proxy prior to the meeting.

By Order of the Board of Directors
/s/ Michael L. Reger
Michael L. Reger
Chairman and Chief Executive Officer

Wayzata, Minnesota
May 2, 2011

APPENDIX A – AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

NORTHERN OIL AND GAS, INC.
315 Manitoba Ave. ● Suite 200
Wayzata, Minnesota 55391

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 8, 2011

THE ANNUAL MEETING

We are furnishing you this proxy statement in connection with the solicitation of proxies by our board of directors in connection with the Annual Meeting of Shareholders of Northern Oil and Gas, Inc. to be held on June 8, 2011, in Ballroom #3 at the Graves 601 Hotel, 601 1st Avenue North, Minneapolis, Minnesota 55403, commencing at 10:00 a.m. local time.  No cameras or recording equipment will be permitted at the meeting.

Definitive copies of this proxy statement and related proxy card are first being sent on or about May 3, 2011 to all shareholders of record at the close of business on April 27, 2011 (the “record date”).  On the record date there were 63,135,424 shares of our common stock outstanding and entitled to vote at the meeting, which were held by approximately 395 holders of record.

Quorum; Abstentions; Broker Non-Votes

A quorum is necessary to hold a valid meeting.  The attendance by proxy or in person of holders of one-half of the total voting power of the outstanding shares of our company’s common stock entitled to vote, represented in person or by proxy, is required to constitute a quorum to hold the meeting.  Abstentions and broker non-votes are counted as present for establishing a quorum, but are not counted towards approval of the proposal to which such abstention or non-vote relates.  A broker “non-vote” occurs when shares are held by a broker and (i) the broker does not have discretionary authority to vote on a particular matter and (ii) the broker has not received voting instructions from its customer.

If a properly executed proxy is returned and the shareholder has not indicated how the shares are to be voted at the meeting, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and will be voted in favor of each proposal presented at the meeting.  If a properly executed proxy is returned and the shareholder has withheld authority to vote for one or more nominees or voted against or abstained from voting on the ratification of our independent reregistered public accountants, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

VOTING INSTRUCTIONS

You are entitled to one vote for each share of common stock that you own as of the close of business on the record date.  Please carefully read the instructions below on how to vote your shares.  Because the instructions vary depending on how you hold your shares, it is important that you follow the instructions that apply to your particular situation.

If Your Shares are Held in Your Name

Voting by proxy.  Even if you plan to attend the meeting, please execute the proxy promptly by signing, dating and returning the enclosed proxy card by mail in the return envelope provided.

Voting in person at the meeting.  If you plan to attend the meeting, you can vote in person.  In order to vote at the meeting, you will need to bring your share certificates or other evidence of your share ownership with you to the meeting.

Revoking your proxy.  As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised at the meeting.  There are several ways you can do this:

▪	by filing a written notice of revocation with our corporate secretary prior to commencement of the meeting;

▪	by submitting another proper proxy with a more recent date than that of the proxy first given by signing, dating and returning a proxy card to our company by mail; or

▪	by attending the meeting and voting in person.

If Your Shares are Held in “Street Name”

Voting by proxy.  If your shares are registered in the name of your broker or nominee, you will receive instructions from such broker or nominee (i.e. the “holder of record”) that you must follow in order for your shares to be voted.

Voting in person at the meeting.  If you plan to attend the meeting and vote in person, you should contact your broker or nominee to obtain a broker’s proxy card and bring it and your account statement or other evidence of your share ownership with you to the meeting.

Revoking your proxy.  If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

Voting Rules

By giving us your proxy, you authorize the individuals named on the proxy card to vote your shares in the manner you indicate at the meeting or any adjournments thereof.  Shares represented by a proxy properly submitted prior to the meeting will be voted at the meeting in the manner specified on such proxy.  If you return your proxy but do not specify how you want to vote your shares at the meeting, your shares will be voted in accordance with the recommendation of our board of directors on each proposal.

Voting List

Our bylaws require that we make available for inspection by any shareholder, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, for a period of ten days prior to such meeting and during the whole time of the meeting.

Such list will be available for inspection during normal business hours by appropriate parties at our principal executive offices located at 315 Manitoba Ave., Suite 200, Wayzata, Minnesota 55391.  If you would like to review such list, please contact Investor Relations in advance via telephone at (952) 476-9800 or by mail to Northern Oil and Gas, Inc., 315 Manitoba Ave., Suite 200, Wayzata, Minnesota 55391, Attention: Investor Relations.

Tabulating the Vote

Broadridge will tabulate votes in preparation for the meeting.  Our officers and employees will act as inspectors of election at the meeting.  All votes received prior to the meeting date will be tabulated by our transfer agent, who will separately tabulate affirmative votes, abstentions and broker non-votes.  All votes cast at the meeting will be tabulated by our officers and employees, who will separately tabulate affirmative votes, abstentions and broker non-votes.

Other Information

We will bear the cost of soliciting proxies.  In addition to this notice by mail, we request and encourage brokers, custodians, nominees and others to supply proxy materials to shareholders and we will reimburse them for their expenses.  Our officers and employees may, by letter, telephone, facsimile, electronic mail, or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies.  We have engaged Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 (“Morrow”) to assist us with soliciting proxies in connection with the Annual Meeting.  We will develop a program pursuant to which Morrow will solicit shareholder votes for the Annual Meeting utilizing both mailing and telephone campaigns.  Morrow will focus its efforts on contacting our largest shareholders, until such time as we receive the requisite number of votes required to approve each proposal.  We have agreed to pay Morrow a $9,000 engagement fee for their services.  Should a call campaign to individual holders of record and/or non-objecting beneficial owners be needed, we will pay a fee of $6.50 for each initial telephone call to solicit votes for the Annual Meeting from a targeted group of holders who have been mutually agreed upon.  This fee includes the cost of the telecommunicators, directory assistance and related telephone expenses.  We will also reimburse Morrow for their actual out-of-pocket expenses incurred in connection with their services.

Shareholders are not entitled to any dissenter’s or appraisal rights for any of the proposals set forth in this Proxy Statement.

CORPORATE GOVERNANCE

Our Board of Directors and Committees

Meetings and Attendance

Our board of directors held nine meetings in 2010, its audit committee held four meetings in 2010, its compensation committee held three meetings in 2010 and its nominating committee held one meeting in 2010.  Each director attended at least 75% of the board of directors meetings held in 2010 and each member of the audit, compensation and nominating committees attended all of the applicable committee meetings held in 2010.

Board Committees

The board of directors has standing audit, compensation and nominating committees.  As of May 2, 2011, all three committees consisted solely of independent directors.  The table below shows the current membership of the committees and identifies our independent directors.

Name	Audit Committee	Compensation Committee	Nominating Committee	Independent Directors
Ryan R. Gilbertson
Robert Grabb	✓	✓	✓*	✓
Jack King			✓	✓
Lisa Meier	✓*	✓*		✓*
Loren J. O’Toole	✓	✓	✓	✓
Michael L. Reger
Carter Stewart				✓

* Denotes committee chairman.  Ms. Meier also serves as our lead independent director.

We have adopted written charters for each of our committees.  Current copies of all committee charters appear on our website at http://www.northernoil.com/investor-relations/corporate-governance and are available in print upon written request to Northern Oil and Gas, Inc., 315 Manitoba Ave., Suite 200, Wayzata, Minnesota 55391, Attention: Corporate Secretary.

Audit Committee and Financial Expert

The audit committee’s primary function is to assist our board of directors in its general oversight of our company’s financial reporting, internal control and audit functions.  The audit committee’s main duties include recommending a firm of independent certified public accountants to audit the annual financial statements, reviewing the independent auditor’s independence, the financial statements and their audit report and reviewing management’s administration of the system of internal accounting controls.  Ms. Meier is an “audit committee financial expert” as defined in the applicable the Securities and Exchange Commission (“SEC”) rules and an “independent director” as defined in Section 803.A(2) of the NYSE Amex Company Guide.

Our audit committee charter also requires that the audit committee review and approve all material transactions between our company and its directors, officers and 5% or greater shareholders, as well as all material transactions between our company and any relative or affiliate of any of the foregoing.

To assist the audit committee in fulfilling its duties, our management provides the committee with information and reports as needed and requested.  Our audit committee also is provided access to our general counsel and the ability to retain outside legal counsel or other experts at its sole discretion if it deems such action to be necessary.

Compensation Committee

Our compensation committee charter authorizes our compensation committee to review and approve annual base salary and incentive compensation levels, employment agreements and benefits of the chief executive officer and other key executives, as well as equity-based compensation awarded to any employee.  The compensation committee charter provides that the committee may retain consultants and advisors to advise the committee on compensation issues requiring outside expertise.  The compensation committee may also consult with our audit committee and our independent auditors regarding an annual review of the expense accounts of executives and for the purpose of reviewing any calculations required under any company incentive compensation plans.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is a former or current officer or employee of our company or is an executive officer of another company where an executive officer of our company serves as a director.

Nominating Committee

Our nominating committee charter provides that persons nominated for election or appointment as directors shall be evaluated by the nominating committee in light of their education, reputation, experience, independence, leadership qualities, personal integrity and such other criteria as the nominating committee deems relevant.  The nominating committee does not have a specific policy as to considering diversity in identifying nominees for director, however seeking to build a board with diversity of experience and skills is one of the other criteria that the nominating committee may deem relevant in its evaluation.

Our nominating committee has adopted specific qualifications that they believe are necessary and appropriate for membership on our board of directors.  The nominating committee identifies and evaluates nominees through internal discussions with committee members, management and other board members.  The nominating committee meets annually to review board qualifications, assess whether our existing board members meet those qualifications and discuss whether any additional individuals should be nominated to serve on our board of directors.  Our nominating committee has not adopted procedures for considering candidates recommended by security holders, but our nominating committee charter provides that the nominating committee will develop policies and procedures for shareholders to nominate candidates for evaluation by the committee.  Our nominating committee intends to adopt those procedures if and when a shareholder nominates a candidate depending on the specific facts and circumstances of such nomination.

Our nominating committee charter provides that the nominating committee may retain consultants and advisors to assist it in the process of identifying and evaluating candidates.  The nominating committee may also seek advice from our regular counsel or retain separate counsel to assist it in the execution of its responsibilities.

Director Independence

Our board has determined each of Robert Grabb, Jack King, Lisa Meier, Loren J. O’Toole and Carter Stewart to be an “independent director” as defined in Section 803.A(2) of the NYSE Amex Company Guide.  In this regard, the board of directors has affirmatively determined that a majority of its members are independent directors.  There are no familial relationships between any of our directors and executive officers.

Board Leadership Structure and Role in Risk Oversight

Mr. Reger has been our chief executive officer and chairman of the board since our inception. We believe that Mr. Reger’s combined service in these roles creates unified leadership for the board and our company, with one cohesive vision for our organization.  This leadership structure, which is common among U.S.-based publicly traded companies, demonstrates to those with whom we do business, our employees and our shareholders that we are under strong leadership.  We believe the oversight provided by all of our board’s independent directors and the work of our board’s committees provides effective oversight of our strategic plans and operations.  In addition, during 2010 our board of directors appointed Ms. Meier to serve as our lead independent director to ensure proper oversight of the board by another independent director in addition to our chairman.  Our lead director acts as a liaison between the non-management directors and management, chairs the executive sessions of non-management directors and consults with the chairman on agendas for the board.  We believe having one person serve as chairman and chief executive officer combined with the additional enhanced oversight leadership provided by our lead independent director is consistent with the best interests of our company and our shareholders.

Our management is responsible for defining the various risks we face, formulating risk management policies and procedures and managing our risk exposure.  The board’s responsibility is to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks.  The audit committee of the board is primarily responsible for monitoring management’s responsibility in the area of risk oversight.  Accordingly, management regularly reports to our lead independent director and the audit committee on risk management.  The lead independent director and audit committee, in turn, report on the matters discussed at the committee level to the full board.  The audit committee and the full board focus on the material risks our company faces to assess whether management has reasonable controls in place to address these risks.  The board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Shareholder Communications with Board Members

The board of directors has provided the following process for shareholders to send communications to the board and/or individual directors.  All communications from shareholders should be addressed to Northern Oil and Gas, Inc., 315 Manitoba Ave., Suite 200 in Wayzata, Minnesota 55391, Attention: Corporate Secretary. Communications to individual directors, including the Chairman of the Board, may also be made to such director at our address.  All communications sent to the Chair of the Audit Committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel.  Any communications sent to the board of directors, or the non-management directors as a group, in the care of the Corporate Secretary will be reviewed by him to ensure that such communications relate to the business of our company before being reviewed by the board or the non-management directors, as applicable.

Code of Business Conduct and Ethics

The board of directors has adopted the Northern Oil and Gas, Inc. Code of Business Conduct and Ethics that applies to our directors and employees.  A current copy of our Code of Business Conduct and Ethics appear on our website at http://www.northernoil.com/investor-relations/corporate-governance and are available in print upon written request to Northern Oil and Gas, Inc., 315 Manitoba Ave., Suite 200, Wayzata, Minnesota 55391, Attention: Corporate Secretary.

Board Member Attendance at Annual Meetings

We encourage all of our directors to attend the annual meeting of shareholders.  We generally hold a board meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting.  Five of our directors attended our 2010 annual meeting of shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on April 1, 2011, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.  The percentage of beneficial ownership for the following table is based on 63,135,424 shares of common stock outstanding as of April 1, 2011.

Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the shareholder has sole or shared voting or investment power.  It also includes (unless footnoted) shares of common stock that the shareholder has a right to acquire within 60 days after April 1, 2011 through the exercise of any option or other right.  The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted options into shares of our common stock.

Name(1)	Number of Shares		Percent of Common Stock(2)
Certain Beneficial Owners:
FMR LLC 82 Devonshire Street Boston, MA 02109	8,935,127	(3)	14.16
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	6,849,140	(4)	10.85
Directors and Executive Officers:
Michael L. Reger	2,994,203	(5)	4.74
Ryan R. Gilbertson	931,347		1.48
Robert Grabb	101,738		*
Lisa Meier	80,481	(6)	*
Loren J. O’Toole	135,000	(7)	*
Carter Stewart	83,000		*
Jack E. King	122,079	(8)	*
James R. Sankovitz	300,181		*
Chad D. Winter	227,489		*
Directors and Officers as a Group (9 persons)	5,037,393	(9)	7.95

*Less than 1%.

(1)      As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each member of management and each director is care of our company.

(2)      Figures are rounded to the nearest tenth of a percent.

(3)      The number of shares indicated is based on information reported to the SEC in an amended Schedule 13G filed by FMR LLC on February 14, 2011, and reflects beneficial ownership as of December 31, 2010.  FMR LLC has sole voting power with respect to 3,857,776 shares and sole dispositive power with respect to 8,935,127 shares.  Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 4,892,481 shares as a result of acting as investment adviser to various investment companies.

Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 4,892,481 shares owned by the Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC.

The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.  Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 2,449,518 as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies owning such shares.

Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 2,449,518 shares and sole power to vote or to direct the voting of 2,449,518 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above.

Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 1,593,128 shares as a result of its serving as investment manager of institutional accounts owning such shares.

Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 1,593,128 shares and sole power to vote or to direct the voting of 1,408,258 shares of Common Stock owned by the institutional accounts managed by PGATC.

(4)      The number of shares indicated is based on information reported to the SEC in an amended Schedule 13G filed by T. Rowe Price Associates, Inc. on February 11, 2011, and reflects beneficial ownership as of December 31, 2010.  T. Rowe Price Associates, Inc. has sole voting power with respect to 1,624,340 shares and sole dispositive power with respect to 6,849,140 shares.

(5)      Includes 1,000 shares held by Mr. Reger’s spouse.

(6)      Includes 65,963 shares subject to options held by Ms. Meier.

(7)      Includes 100,000 shares subject to options held by Mr. O’Toole.

(8)      Includes 100,000 shares subject to options held by Mr. King.

(9)      Consists of all shares held by directors and executive officers at April 1, 2011.  Includes 1,000 shares held by Mr. Reger’s spouse and an aggregate of 265,963 shares covered by options held by our directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports.  To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of the business and affairs of our company as provided by Minnesota law.  Directors are elected each year at the annual meeting by our shareholders.  We do not have a classified board of directors.  Seven directors will be elected at this year’s meeting.  Each director’s term will last until the 2012 Annual Meeting of Shareholders and until he or she is succeeded by another qualified director who has been elected.  All the nominees are currently directors of our company.  There are no familial relationships between any of our directors and executive officers.

Directors and Director Nominees

If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the board of directors or the board may reduce the number of directors to be elected at the meeting.  Set forth below is information furnished with respect to each nominee for election as a director.

Name	Age	Position(s)
Michael L. Reger	35	Director, Chairman of the Board and Chief Executive Officer
Ryan R. Gilbertson	35	Director and President
Robert Grabb	59	Director
Jack E. King	59	Director
Lisa Meier	38	Director, Lead Independent Director
Loren J. O’Toole	80	Director
Carter Stewart	53	Director

Mr. Reger was a founder of our predecessor, Northern Oil and Gas, Inc. (“Northern”), and has served as Chairman of the Board and Chief Executive Officer of our company since March 2007 and has been primarily involved in the acquisition of oil and gas mineral rights for his entire career. Mr. Reger began working the oil and gas leasing business for his family’s company, Reger Oil, in 1992 and worked as an oil and gas landman for Reger Oil from 1992 until co-founding Northern in 2006.  Mr. Reger holds a BA in Finance and an MBA in Finance/Management from the University of St. Thomas in St. Paul, Minnesota.  The Reger family has a history of acreage acquisition in the Williston Basin dating to 1952.

Mr. Gilbertson was also a founder of our predecessor, Northern, and has served as President our company since March 2010 and has served as a director since March 2007.  Mr. Gilbertson served as Chief Financial Officer of our company from March 2007 to March 2010. Prior to co-founding Northern in 2006, Mr. Gilbertson served as a portfolio manager at Piper Jaffray in Minneapolis, Minnesota from 2004 to 2006 and at Telluride Asset Management in Wayzata, Minnesota from 2002 to 2005.  He brings extensive experience in financial structuring and capital markets.  Mr. Gilbertson holds a BA from Gustavus Adolphus College in Management/Finance.

Mr. Grabb is a Registered Petroleum geologist with 33 years of experience in the oil and gas industry and has served as a director since May 2007.  Mr. Grabb provides both geological and industry expertise as it relates to our exploration prospects and drilling programs.  Mr. Grabb has worked as Senior Geologic Advisor for Samson Investment Company, a large privately held exploration and production company headquartered in Tulsa, Oklahoma, since March 2007 and previously served as a geologist for Newfield Exploration from April 2003 to March 2007.  He was an integral member of the Newfield Exploration Geologic Team that conceptualized and commercialized the resource plays that have driven Newfield’s growth.  Mr. Grabb holds B.S. and M.S. Degrees in geology from Montana State University.  Mr. Grabb is also a member of the American Association of Petroleum Geologists and the Society of Petroleum Engineers.

Mr. King has served as a director since May 2007 and has been employed since 1983 as a landman with Hancock Resources, a prominent independent oil and gas exploration and development corporation based in Billings, Montana.  Mr. King’s 30 years in the industry began in petroleum land management in the Northern Rockies.  Throughout his career, Mr. King has managed several independent oil and gas companies.  Currently Mr. King serves on the Montana Board of Oil and Gas Conservation Commission, which is a regulatory agency under the Montana Department of Natural Resources and the board of the Montana Petroleum Association, a nonprofit lobbying and education organization for the Montana oil and gas industry.  Mr. King holds a degree in Economics from the University of Montana.

Ms. Meier has served as a director since September 2007 and was appointed lead independent director of our company in November 2010.  Ms. Meier provides executive financial and accounting consulting services for mergers, acquisitions, bankruptcy reorganizations and raising capital with SolomonEdwardsGroup, LLC, a national CFO services firm.  Ms. Meier served as Chief Financial Officer and Treasurer of Platinum Energy Resources, Inc., a public independent oil and gas exploration and production company, from August 2008 to June 2009.  She served as Chief Financial Officer of Flotek Industries, Inc., a public oilfield service company, from April 2004 to August 2008.  During that time, Ms. Meier led the turn-around of Flotek by successfully completing ten acquisitions, raising capital through public debt and equity offerings and negotiating multiple credit facilities and listing the company on the American Stock Exchange and later the New York Stock Exchange.  Ms. Meier was awarded Best CFO of the Year 2007 by the Houston Business Journal.  Prior to joining Flotek, Ms. Meier worked in the energy audit practice of PricewaterhouseCoopers, LLP and worked for three Fortune 500 companies.  Ms. Meier served in various accounting, finance, SEC reporting and risk management positions.  Ms. Meier is a Certified Public Accountant.  Ms. Meier is a member of the American Institute of Certified Public Accountants, Financial Executives International and National Association of Corporate Directors. Ms. Meier holds B.B.A. and Masters of Accountancy degrees from the University of Texas.

Mr. O’Toole has served as a director since May 2007.  Mr. O’Toole founded the law firm of O’Toole and O’Toole, based in Plentywood, Montana, over 25 years ago and actively practices law in the oil and gas industry. Mr. O’Toole holds a BA from Gonzaga University and received his Juris Doctor from Georgetown University Law School.  The O’Toole law firm is a leader in the legal profession specializing in oil and gas throughout the Rocky Mountain Region.  Mr. O’Toole has over 50 years of experience in the oil and gas industry.

Mr. Stewart has served as a director since May 2007 and is a Registered Petroleum Geologist who has been generating prospects in the Williston Basin for 27 years.  Mr. Stewart has served as the principal of Stewart Geological since the late 1980’s and as a principal in Gallatin Resources, LLC since August 2004.  Stewart Geological, Inc. is currently participating in wells in Montana, Wyoming, North Dakota, New York and Alberta, Canada.  Mr. Stewart has been directly involved in the drilling of over 500 wells during his career, in several different locations within the United States and Canada.  He holds a B.A. in Geology from the University of Montana.

Each nominee brings a unique set of skills to our board of directors.  The board of directors believes the nominees as a group have the experience and skills in areas such as the oil and gas industry, finance, risk management, marketing and corporate governance that are necessary to effectively oversee our company.  Set forth below are the conclusions reached by our board of directors as to why each nominee is qualified for service as a director of our company.

▪
Mr. Reger has been our chairman, chief executive officer since our inception and has worked in the oil and gas industry for more than 18 years.  Mr. Reger provides unique industry knowledge related to acquiring mineral leases and brings a deep relationship base with various oil and gas companies in the Williston Basin.

▪
Mr. Gilbertson was our chief financial officer from our inception until March 2010, when he became our President.  Mr. Gilbertson provides us with expertise in financial structuring, capital markets and risk management.

▪
Mr. Grabb is a Registered Petroleum geologist with 33 years of experience in the oil and gas industry. Mr. Grabb provides both geological and industry expertise as it relates to our exploration prospects and drilling programs.

▪
Mr. King has over 30 years of experience in the oil and gas industry.  Mr. King provides expertise in the areas of evaluating, acquiring and managing mineral leases as well as our exploration prospects.

▪
Ms. Meier has extensive experience as a Chief Financial Officer and leader within various companies across the oil and gas industry.  Ms. Meier provides expertise in the areas of financial reporting, accounting, capital markets, internal controls and corporate governance.

▪	Mr. O’Toole has over 50 years of experience practicing law in the oil and gas industry. Mr. O’Toole advises us on various transactions and oil and gas legal matters.

▪
Mr. Stewart is a Registered Petroleum Geologist who has been generating prospects in the Williston Basin for 27 years.  Mr. Stewart has been directly involved in the drilling of over 500 wells during his career, in several different locations within the United States and Canada.

Required Vote

Election to our board of directors of each of the nominees named above requires the affirmative vote of a plurality of the voting power of the outstanding shares of our common stock present and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR THE ELECTION OF ALL OF THE NOMINEES.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On April 26, 2011, the audit committee of our board of directors appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  A proposal to ratify that appointment will be presented to shareholders at the meeting.  If shareholders do not ratify such appointment, the committee will consider selection of another firm of independent registered public accountants.

During the fiscal years ended December 31, 2009 and 2010 and through April 26, 2011, our company has not consulted with Deloitte with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Mantyla McReynolds LLC (“MMR”) has served as our independent registered public accountants to audit our financial statements relating to our four most recent fiscal years, and our shareholders previously ratified that selection at our 2010 Annual Meeting.  On April 26, 2011, the audit committee of our board of directors dismissed MMR as our independent registered public accounting firm, effective upon MMR’s completion of the required review of our financial statements for the interim period ended March 31, 2011

Neither of MMR’s reports on the financial statements of our company for the fiscal years ended December 31, 2009 or December 31, 2010 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principle, except for a statement regarding our election to change our method of accounting for accrued drilling costs in 2009, which appeared in MMR’s report dated March 8, 2010 with respect to our balance sheet as of December 31, 2009 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009.

During the fiscal years ended December 31, 2009 and 2010 and through April 26, 2011, there were no disagreements with MMR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to MMR’s satisfaction, would have caused MMR to make reference to the subject matter in connection with its reports on our financial statements for such periods.  During the same periods, there was no reportable event of the type set forth in Item 304(a)(1)(v) of Regulation S-K.

We provided MMR with a copy of this disclosure and requested that it furnish us with a letter addressed to the SEC stating whether it agrees with the above statements.  A copy of the letter from MMR was filed under cover of a Current Report on Form 8-K on April 28, 2011.

Representatives of Deloitte are expected to be present at the meeting and they will have the opportunity to make a statement if they desire to do so.  In addition, they are expected to be available to respond to appropriate questions.

Registered Public Accountant Fees

MMR served as our independent registered public accounting firm for the two most recently completed years.  Aggregate fees for professional services rendered by MMR for the years ended December 31, 2009 and December 31, 2010 were as follows:

	Fiscal Year Ended December 31, 2009		Fiscal Year Ended December 31, 2010
Audit Fees	$209,456		$178,640
Audit-Related Fees	-		59,950	(2)
Tax Fees	-		-
All Other Fees	1,121	(1)	-
Total	$210,577		$238,590

_________________

(1)	All other fees in 2009 consisted of fees relating to FINRA dispute resolution matter against UBS Financial Services, Inc.

(2)	Audit-related fees in 2010 consisted of fees relating to work performed in connection with registration statements including due diligence procedures and the issuance of comfort letters

Audit fees were for professional services rendered for the audits of the financial statements, reviews of income tax provisions, audits of statutory financial statements, consents and the review of documents we filed with the SEC.  The percentage of hours spent by MMR on these services that were attributable to work performed by persons not employed by MMR on a full-time permanent basis did not exceed 50%.

The audit committee of the board of directors has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountant’s independence. See Audit Committee Report.

Pre-Approval Policies and Procedures of Audit Committee

Our audit committee has adopted pre-approval policies and procedures to ensure the continued independence of our auditor. As a general rule, we will only engage our auditors for non-audit-related work if those services enhance and support the attest function of the audit or are an extension to the audit or audit-related services.

Our audit committee annually evaluates our auditors’ independence, professional capability and fees based on a variety of factors. The committee annually obtains from the auditor a formal written statement delineating all relationships between the auditor and our company, consistent with Independence Standards Board Standard 1 and engages in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

The audit committee takes appropriate action to oversee the independence of the auditor, which includes review and approval of the auditors’ annual audit plan and audit scope including a description of key functions and/or locations to be audited, a general description of each of the non-audit services provided or to be provided and an estimate of audit and non-audit fees and costs for the year and actual versus estimated for the preceding year. The committee ascertains whether resources are reasonably allocated as to risk and exposure and makes any recommendations that might be required to more appropriately allocate the auditors’ efforts.

The audit committee appraises the efficiency and effectiveness of the audit efforts and of financial accounting and reporting systems through scheduled meetings with the auditors and ensures that management places no restrictions on the scope of audits or examinations. The lead audit partner will review with the committee the services the auditor expects to provide and the related fees, as appropriate. In addition, management will provide the committee with a periodic updates of any non-audit services that the auditor has been asked to provide or may be asked to provide in the future.

The committee pre-approved all of the services we received from MMR during 2010.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF 2009 EQUITY INCENTIVE PLAN

Introduction

On April 26, 2011, our board of directors approved an amendment and restatement of the Northern Oil and Gas, Inc. 2009 Equity Incentive Plan (the “Plan”), subject to shareholder approval at the next annual meeting of shareholders.

The Plan is intended to provide a means whereby we may be able, by granting stock options and shares of restricted stock, to attract, retain and motivate capable and loyal employees, non-employee directors, consultants and advisors of our company, for the benefit of our company and its shareholders.  The Plan is intended to continue the objectives of the 2006 Northern Oil and Gas Incentive Stock Option Plan, which our board of directors approved to retire on April 26, 2011.  Although this plan is retired and we do not intend to issue any further shares under such plan, 265,963 shares remained available for issuance upon the exercise of stock options.

The full text of the Plan as amended and restated is set forth on Appendix A to this proxy statement and the following summary description is qualified in its entirety by reference to the full text of the Plan.

Shareholder Approval Requirement

Shareholder approval of the Plan as amended and restated is necessary in order for our company to (i) meet the shareholder approval requirements of the NYSE AMEX Equities Market, (ii) claim tax deductions for certain compensation resulting from awards granted under the Plan qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code, and (iii) grant incentive stock options under the Plan.

Available Shares and Limitations on Awards

A total of 3,000,000 shares of our common stock were previously authorized for grant under the Plan.  If the amended and restated Plan is approved, an additional 1,000,000 shares will be authorized for grant under the Plan, resulting in an aggregate of 4,000,000 shares authorized for past and future grants under the Plan.  The total number of shares available for issuance is subject to adjustment in connection with certain changes in capitalization, and may be increased under circumstances described in the following paragraph.  As of April 1, 2011, the compensation committee had approved grants covering 2,613,991 shares of common stock under the Plan, leaving a total of 386,009 shares available for future grants under the current Plan.  If the amended and restated Plan were approved as of April 1, 2011, an aggregate of 1,386,009 shares would have been available for future grants.

As a result of the amendment and restatement, any shares subject to an award under the Plan that lapses, expires, is forfeited (including issued shares forfeited under a restricted stock award) or for any reason is terminated, unexercised or unvested or is settled or paid in cash or any form of property other than shares, automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under the Plan.  However, the following shares will not again become available for issuance under the Plan: (i) any shares that would have been issued upon exercise of an option but for the fact that the exercise price was paid by a “net exercise”, (ii) any shares already owned by a Plan participant that are delivered in payment of an option exercise price, any shares we withhold or already owned shares delivered by a Plan participant to satisfy any tax withholding obligation with respect to an award, and (iii) shares that we repurchase by using exercise proceeds from an option granted under the Plan.

The amended and restated Plan also provides for limits on the size of awards to individuals. The maximum number of shares for which any person may be granted awards under the Plan in any calendar year is limited to 500,000 shares.  With respect to awards intended to qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code, no Plan participant may be granted restricted stock awards denominated in shares relating to more than 1,000,000 shares in the aggregate during any calendar year and no participant may be granted restricted stock awards denominated in cash in an amount in excess of $10,000,000 in the aggregate during any calendar year.

Eligible Participants

Stock option awards under the Plan may be granted to any employee, non-employee director, consultant or advisor of our company, or its subsidiaries, except that no consultant or advisor may be granted awards in connection with the offer and sale of securities in a capital raising transaction on behalf of our company.  Restricted stock may only be granted to employees and non-employee directors.

Administration

The Plan will continue to be administered by the compensation committee of our board of directors.  The compensation committee is appointed by the board of directors and will remain comprised solely of two or more “non-employee directors” within the meaning of SEC Rule 16b-3 or any successor rule or regulation.  Each member of the compensation committee also must be an “outside director” within the meaning of Internal Revenue Code Section 162(m) or any successor provision.

The compensation committee has the authority to determine to whom awards will be granted, the timing, type and amount of any award and other terms and conditions of awards.  The compensation committee determines which persons will be granted awards under the Plan, the types of awards to be granted, the number of shares included in each award, any limitations on the exercise or vesting of awards and any other terms and conditions of awards.  The compensation committee may also approve amendments to outstanding awards, provided there is no conflict with the terms of the Plan, applicable law, or applicable stock market rules and regulations.  The compensation committee has full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration, subject to the express provisions of the Plan.

Stock Option Awards

Option Agreement Provisions.  Each option granted under the Plan will be evidenced by a Stock Option Agreement and shall be further subject to certain terms and conditions set forth in the Plan, and such other terms and conditions as may be prescribed by the compensation committee:

Incentive Stock Options.  Each option grant to an employee will constitute an “incentive stock option” eligible for favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”), provided that no more than $100,000 of such options (based upon the fair market value of the underlying shares as of the date of grant) can first become exercisable for any employee in any calendar year.  To the extent any option grant exceeds the $100,000 dollar limitation, it will constitute a “nonqualified stock option.”  No incentive stock option may be granted to any employee who at the time directly or indirectly owns more than 10% of the combined voting power of all classes of stock of our company or of a subsidiary, unless the exercise price is not less than 110% of the fair market value of our common stock on the date of grant, and unless the option is not exercisable more than five years after the date of grant.

Option Exercises.  The full purchase price of the shares acquired upon exercise of any option will be paid in cash, by certified or cashier’s check, or in the form of shares of our common stock with a fair market value equal to the full purchase price and free and clear of all liens and encumbrances.  The compensation committee may also permit the “cashless exercise” of an option.  In the event of a cashless exercise, the optionee will surrender the option, and we will issue the optionee the number of shares using a specified formula set forth in the Plan.

Exercise Period.  The period within which an option must be exercised will be determined by the compensation committee at the time of grant, subject to a maximum of 10 years, or five years for an incentive stock option granted to an employee who directly or indirectly owns more than 10% of the combined voting power of all classes of stock of our company or a subsidiary.

Vesting.  Unless modified by the compensation committee, each option will become exercisable to the extent of 25% of the shares on each of the first four anniversaries of the date of grant.  To the extent exercisable, an option may be exercised in whole or in part.  The compensation committee may impose different or additional conditions with respect to length of service or attainment of specified performance goals which must be satisfied prior to exercise of all or any part of an option.

Termination of Employment.  If an optionee is an employee, and his or her employment is terminated other than by death, disability, or for conduct which is contrary to the employer’s best interests, the optionee may, within 90 days of such termination (or longer, if approved by the compensation committee), exercise any unexercised portion of his or her option to the extent he or she was entitled to do so at the time of such termination.  If termination of employment is effected by death or disability of the optionee, the option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of his or her death or disability, by the optionee or his or her personal representative, at any time within one year subsequent to the date of his or her termination of employment.  If an optionee’s employment is terminated by his or her employer for conduct which is contrary to the best interests of the employer, as determined by the employer in its sole discretion, the unexercised portion of the optionee’s option will expire automatically on the date of termination.  The compensation committee may, in its discretion, amend or eliminate any one or more of the foregoing provisions in connection with the grant of any individual option.

Termination of Service by Directors, Consultants and Advisors.  If an optionee is a director, consultant, or advisor, and his or her position with our company terminates for any reason, the optionee may, within 90 days of such termination, or within one year of such termination if the optionee is a director (or longer in either case, if approved by the compensation committee), exercise any unexercised portion of his or her option to the extent he or she was entitled to do so at the time of such termination.  If termination is effected by death of the optionee, the option may be exercised for the applicable period to the extent the optionee was entitled to do so at the time of his or her death by the optionee’s personal representative.

Non-transferability of Options.  No option will be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and each option will be exercisable during the optionee’s lifetime only by the optionee.  No option may be attached or subject to levy by an optionee’s creditors.

Option Exercise Price.  The per share exercise price for each option will be determined by the compensation committee at the time of grant, provided that the per share exercise price for any incentive stock option may not be less than the fair market value of our common stock on the date the option is granted, as defined in the Plan.  The compensation committee may not reprice any options under the Plan unless such action is approved by our shareholders.

Restricted Stock Awards

Grant of Restricted Stock.  The compensation committee may grant restricted stock awards subject to any vesting limitations and performance objectives it deems appropriate, or none at all.  Agreements for each grant will set forth any objective performance goals which must be satisfied in order for the restricted stock to vest and the forfeiture and transfer restrictions to lapse.  The compensation committee may base performance goals on factors which the compensation committee determines appropriate from time to time, including but not limited to our stock price, market share, revenues, net income, and return on equity.  The agreement may also set forth a period of time during which the employee must remain in the continuous employment of our company in order for the forfeiture and transfer restrictions to lapse.  If the compensation committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock grant.

Escrow of Restricted Stock.  At the time of a restricted stock grant, a certificate representing the number of shares awarded thereunder shall be registered in the name of the recipient.  Such certificate shall be held by our transfer agent as escrow agent until vested subject to the terms and conditions of the Plan, and will bear a legend setting forth the restrictions imposed by the compensation committee.  The recipient of such restricted stock will have all rights of a shareholder with respect to the shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions:

▪	the recipient will not be entitled to delivery of a stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the agreement;

▪
none of the shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any other restrictive conditions; and

▪
except as otherwise determined by the compensation committee, all of the shares to the extent not vested shall be forfeited and all rights of the recipient to such shares shall terminate, without further obligation on the part of our company, unless the recipient remains in the continuous employment of our company for the entire restricted period in relation to which such common stock was granted and unless any other restrictive conditions relating to the restricted stock award are met.

Any common stock, any other securities of our company and any other property (except for cash dividends) distributed with respect to shares subject to restricted stock awards will be subject to the same restrictions, terms and conditions as the restricted stock.

Minimum Vesting Period. Subject to certain exceptions, the amended and restated Plan requires that restricted stock awards under the plan be subject to a vesting period of not less than one year from the date of grant, though partial vesting over such time is permitted. The minimum vesting period for restricted stock awards does not apply to awards made in payment of earned performance-based awards or earned cash-based incentive compensation; to a termination of employment due to death, disability or retirement; upon a change in control under the Plan; to an award made to a non-employee director; or to awards involving an aggregate number of shares not in excess of 5% of the number of shares available for awards under the Plan.

Termination of Restrictions.  At the end of the applicable restricted period and provided that any other restrictive conditions of the grant of restricted stock are met, or at an earlier time as determined by the committee, the shares will be considered vested and all restrictions set forth in the agreement relating to the grant of restricted stock or in the Plan will lapse, and a stock certificate for the appropriate number of shares, free of the restrictions and the restricted stock legend, will be delivered to the recipient or his or her beneficiary or estate, as the case may be.

Effect of a Change in Control

Unless otherwise provided in an award agreement, all outstanding options will immediately vest and become immediately exercisable in full, and all grants of restricted stock will become immediately fully-vested and free of all forfeiture and transfer restrictions, upon any “change in control” of our company.  Any of the following constitutes a “change in control” for the purposes of the Plan:

▪
The consummation of a reorganization, merger, share exchange, consolidation or similar transaction, the acquisition of a majority of the outstanding common stock by a person or group acting in concert, or the sale or disposition of all or substantially all of the assets of our company, unless, in any case, the persons beneficially owning the voting securities of our company immediately before that transaction beneficially own, directly or indirectly, immediately after the transaction, at least 75% of the voting securities of our company or any other corporation or other entity resulting from or surviving the transaction in substantially the same proportion as their respective ownership of the voting securities of our company immediately prior to the transaction;

▪	Individuals who constitute the incumbent board of directors cease for any reason to constitute at least a majority of the board of directors; or

▪	Our shareholders approve a complete liquidation or dissolution of our company.

Corporate Transactions

In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting our present capital stock, appropriate adjustment may be made by the compensation committee in the number and kind of shares included in any award, and the exercise or purchase price of any award.

Duration, Amendment and Termination

The Plan automatically terminates January 30, 2019, which is 10 years after the date of its original approval by our board of directors, unless sooner terminated by issuance of all shares reserved for issuance under the Plan.  No award may be granted under the Plan after the termination date.  Our board of directors may at any time terminate the Plan, or make such modifications of the Plan as it deems advisable, subject to shareholder approval to the extent required by applicable law or stock market rule or regulation.  No termination or amendment of the Plan may, without the consent of the participants to whom any awards previously have been granted, adversely affect the rights of such participants under such awards.

U.S. Federal Income Tax Consequences

The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the Plan.

Incentive Stock Options.  A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan.  If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise.  Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a long-term capital gain or loss.  We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), the recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option.  We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income.  Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.  Such capital gain or loss will be long-term or short-term based upon how long the shares were held.  If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes.  For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

Non-Qualified Stock Options.  A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan.  At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price.  Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Restricted and Unrestricted Stock.  Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire.  If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.  With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Withholding.  The Plan permits us to make such provisions and take such steps as we may deem necessary or appropriate for the withholding of any taxes that we are required by any law or regulation to withhold in connection with any award including, but not limited to, withholding a portion of the shares issuable pursuant to the award, or requiring the recipient to pay to our company, in cash, an amount sufficient to cover our withholding obligations.  The compensation committee, in its discretion, has the authority, at the time of grant of any award under the Plan or at any time thereafter, to approve cash bonuses to designated recipients to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).  The committee also has authority in its discretion to determine the amount of any such tax bonus and to withhold and pay such tax bonuses over to the appropriate taxing authorities on the recipient’s behalf.

Limitations on Deferred Compensation. The foregoing discussion of tax consequences of awards under the amended and restated Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Internal Revenue Code, or has been structured to comply with its requirements. If an award under the Plan is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The compensation committee intends to administer the Plan in a manner intended to comply with Section 409A. The amended and restated Plan and any agreement thereunder may be unilaterally amended in any manner deemed necessary or advisable by the compensation committee or our board of directors in order to maintain such exemption from or compliance with Section 409A.

New Plan Benefits

The compensation committee has not approved any awards under the Plan that are conditioned upon shareholder approval of the amendment and restatement of the Plan.  Because future awards under the Plan will be granted at the discretion of the compensation committee, the amount of such future awards cannot be determined at this time.  The benefits and amounts that have been received by persons eligible to participate in the Plan would not have changed if the amendment and restatement had been in effect during our last completed fiscal year.

Required Vote

Under Minnesota law and the rules of the NYSE Amex Equities Market, the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal at the annual meeting is required for its approval.  If this proposal does not receive shareholder approval, then the amendment and restatement of the Plan will not be implemented and the Plan will remain in effect under its current terms.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THIS PROPOSAL 3.

PROPOSAL 4

NONBINDING ADVISORY VOTE TO APPROVE
THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 was signed into law. Among other things, the Dodd-Frank Act requires our company to provide shareholders a separate nonbinding advisory vote to approve the compensation of our named executive officers.  The named executive officers are the four officers identified in the Summary Compensation Table on page 30 of this proxy statement.

This proposal gives our shareholders an opportunity to express their views on our executive officer compensation.  Because your vote on this proposal is advisory, it will not be binding upon us or our board of directors.  However, the compensation committee will review the results of the vote carefully and will take the results of its review into account when making future executive officer compensation decisions.

Before you vote on the resolution below, please carefully review the entire Compensation Discussion and Analysis beginning on page 23 and the tables, narrative disclosure and footnotes that follow the Compensation Discussion and Analysis.  The Compensation Discussion and Analysis contains important information about our executive compensation program and philosophy. It also explains how and why the compensation committee made specific decisions about the named executive officers’ compensation for their 2010 performance.

Resolved, that the shareholders of Northern Oil and Gas, Inc. hereby approve, on an advisory basis, the compensation of the named executive officers in the Compensation Discussion and Analysis, the compensation tables, and the other related tables and disclosure as disclosed in this proxy statement.

THE BOARD OF DIRECTORS BELIEVES THAT
THE COMPENSATION OF OUR EXECUTIVE OFFICERS IS APPROPRIATE
AND RECOMMENDS A VOTE “FOR” THIS PROPOSAL 4.

PROPOSAL 5

NONBINDING ADVISORY VOTE ON THE FREQUENCY OF
THE NONBINDING ADVISORY VOTE TO APPROVE
THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In proposal 4, we seek a nonbinding advisory vote of the shareholders to approve the compensation of our named executive officers.  The Dodd-Frank Act also requires our company to provide shareholders a separate nonbinding advisory vote on how frequently we should seek that approval.  Shareholders can vote to have the opportunity to approve the compensation of our named executive officers annually, once every two years, or once every three years.  Shareholders may only vote for one choice, or else abstain from voting on this item entirely.

Because your vote on this proposal is advisory, it will not be binding upon us or our board of directors. However, we are required to give our shareholders a vote on this issue at least once every six years.  Absent extraordinary circumstances, our shareholders will next have an opportunity to vote on the frequency of the nonbinding advisory vote to approve the compensation of the named executive officer at our 2017 annual meeting of shareholders.

Our board of directors, acting upon the recommendation of its compensation committee, recommends that you vote for an annual nonbinding advisory vote to approve the compensation of the named executive officers.  The compensation committee made its recommendation to the board because:

(1)	an annual advisory vote is consistent with the board’s policy of encouraging ongoing engagement with shareholders on all matters that are important to them;

(2)	any shareholder concerns about executive compensation can be expressed through a vote without a two or three year delay; and

(3)	survey data indicates that our institutional shareholders have expressed a preference as to the frequency of the advisory vote to approve the compensation of the named executive officers.

Resolved, that the option of once every one year, two years, or three years that receives the affirmative vote of a plurality of the votes cast will be considered the preferred choice of shareholders as to the frequency with which Northern Oil and Gas, Inc. is to hold a shareholder advisory vote to approve the compensation of the named executive officers as disclosed in the company’s proxy statement, including the Compensation Discussion and Analysis, the compensation tables, and other related footnotes and narrative disclosure.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE OF “1 YEAR” FOR THIS PROPOSAL 5.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

This Compensation Discussion and Analysis provides information about the 2010 compensation program for the following named executive officers:

Michael L. Reger	Chief Executive Officer, Chairman of the Board and Director

Ryan R. Gilbertson	President and Director

Chad D. Winter	Chief Financial Officer

James R. Sankovitz	Chief Operating Officer, General Counsel and Secretary

Overview

Our compensation committee is responsible for establishing director and executive officer compensation, policies and programs to insure that they are consistent with our compensation philosophy and corporate governance guidelines.  The compensation committee is authorized to make plan awards to our employees to recognize individual and company-wide achievements as the committee deems appropriate.  Our compensation committee has annually reviewed and approved base salary and incentive compensation levels, employment agreements and benefits of executive officers and other key executives.

We have implemented a compensation program that is designed to reward our management for maximizing shareholder value and ensuring the long-term stability of our company. Our compensation program is intended to reward individual accomplishments, team success and corporate results. It also recognizes the varying responsibilities and contributions of each employee and is intended to foster an ownership mentality among our management team.

Compensation Consultant

In 2010, the compensation committee engaged BDO Seidman ("BDO") as an independent consultant to prepare an analysis of peer company compensation practices and advise the compensation committee on the reasonableness and appropriateness of compensation for the leadership employees of our company.  The benchmarks used for the executive compensation comparisons included various publicly-traded crude oil and natural gas exploration and production companies that it has deemed to be peer companies, including  (in alphabetical order) Abraxas Petroleum Corp., Callon Petroleum Co., Carrizo Oil & Gas, Inc., Double Eagle Petroleum Co., Energy XXI (Bermuda) Limited, EV Energy Partners LP, GMX Resources Inc., Goodrich Petroleum Corp., Kodiak Oil and Gas, PetroQuest Energy Inc., Rex Energy Corporation Stone Energy Corp. and Swift Energy Co.

BDO Seidman concluded that the award of equity, in combination with prior year awards and a continuation of cash compensation at levels suggested by our compensation committee, sets our executive officers’ compensation at market-competitive levels for the next four years, and the vesting terms of the awards establish a meaningful incentive to remain with our company.  The four-year incentive plan represents a multi-year plan designed to incentivize our executive team over a long-term basis.

Role of Executives in Establishing Compensation

The compensation committee makes the final determination of all compensation paid to our named executive officers and is involved in all compensation decisions affecting our executive officers.  However, management also plays a role in the determination of executive compensation levels.  At the beginning of each year, at the request of the compensation committee, management proposes certain corporate and executive performance objectives for executive management. Management also participates in the discussion of peer companies to be used to benchmark named executive officers’ compensation.  All management recommendations are reviewed and modified as necessary by the compensation committee, and approved by the compensation committee.  The compensation committee meets regularly in executive session without management present.

Compensation Philosophy

In order to recruit and retain the most qualified and competent individuals as senior executives, we strive to maintain a compensation program that is competitive in our market and with respect to the general profession of our executives. We remain committed to hiring and retaining qualified, motivated employees at all levels within the organization while ensuring that all forms of compensation are aligned with business needs. The purpose of our compensation program is to reward exceptional organizational and individual performance. Our compensation system is designed to support the successful attainment of our vision, values and business objectives.

The following compensation objectives are considered in setting the compensation components for our senior executives:

▪
Attract and retain key executives responsible not only for our continued growth and profitability, but also for ensuring proper corporate governance and carrying out the goals and plans of our company;

▪	Motivate management to enhance long-term stockholder value and to align our executives’ interests with those of our stockholders;

▪	Correlate a portion of management’s compensation to measurable performance, including specific financial and operating goals;

▪	Evaluate and rate performance relative to the existing market conditions during the measurement period; and

▪	Set compensation and incentive levels that reflect competitive market practices.

The principal components of our executive compensation program are base salary, annual incentive bonuses and long-term incentive awards. We blend these elements in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives on a short- and long-term basis, and align the interests of our executive officers and other senior personnel with those of our stockholders.

We have traditionally utilized stock incentives as a means to align the interests of our management with the interests of our shareholders and motivate our management to enhance shareholder value.  Stock issuances to-date have been designed to serve as both short-term rewards and long-term incentives.  As a result, each of our named executive officers holds a significant number of shares of our outstanding common stock.

Employment Agreements

All employees, including the officers named in the Summary Compensation table below, have entered into written employment agreements with our company.  All such agreements provide that year-end cash bonuses are at the discretion of the compensation committee or board of directors, to be determined according to our achievement of specified predetermined and mutually agreed upon performance objectives each year.

Elements of Compensation

The total compensation and benefits program for our senior executives generally consists of the following components:

▪	base salaries;

▪	annual bonus incentive plan;

▪	discretionary bonuses;

▪	long-term equity-based incentive compensation;

▪	retirement, health and welfare benefits;

▪	perquisites; and

▪	severance payments/change of control.

Base Salaries

We provide base salaries to compensate our senior executives and other employees for services performed during the fiscal year. This provides a level of financial certainty and stability in an industry with historical volatility and cyclicality. The base salaries are designed to reflect the experience, education, responsibilities and contribution of the individual executive officers. This form of compensation is eligible for annual merit increases, and is initially established for each executive through individual negotiation and is reflected in his or her employment agreement.  Thereafter, salaries are reviewed annually, based on a number of factors, both quantitative, including detailed organizational and competitive analyses, and qualitative, including the compensation committee’s perception of the executive’s experience, performance and contribution to our business objectives and corporate values.

At the request of management, effective January 1, 2011, Mr. Reger and Mr. Gilbertson elected to not receive any cash compensation, meaning they will be compensated solely through incentive stock grants on a going-forward basis.  Receiving only stock compensation is intended to further align our executive officers’ personal performance and success with interests and success of our shareholders.

Annual Bonus Incentive Plan

The annual stock bonus incentive plan provides variable compensation earned only when established performance goals are achieved. It is designed to reward the plan participants, including the named executive officers, who have achieved certain corporate and executive performance objectives and have contributed to the achievement of certain objectives of our company.

Under this compensation program, each executive has the opportunity to earn a incentive compensation bonus up to a maximum of 100% of base salary, based on the achievement of pre-determined operating and financial performance measures and other performance objectives established by the compensation committee. The goals include a financial target and other targets.

Discretionary Bonuses

In addition to bonuses under the incentive plan discussed above, the compensation committee may also approve the payment of discretionary bonuses to officers and other employees in recognition of significant achievements.

2010 Bonuses

Near the end of 2010, the compensation committee met on multiple occasions to consider the performance of our named executive officers and make year-end compensation decisions.  In evaluating the performance of our named executive officers, the committee primarily focused on the accomplishments and overall performance of our company during 2010.  In addition, the committee evaluated the compounded annual growth rate of our company to a group of peer companies that included Kodiak Oil and Gas, Carrizo Oil & Gas, Inc., Swift Energy Co., Energy XXI (Bermuda) Limited, Oasis Oil and Gas Corporation, Bill Barrett Corporation, Berry Oil, Rosetta Resources, Inc., Brigham Exploration Company, St. Mary’s County Oil Companies, Whiting Petroleum Corporation and Continental Oil and Gas.  Notable accomplishments in 2010 taken into account by the compensation committee included the closing of a $100 million credit facility with Macquarie Bank Limited (“Macquarie”) the raising of over $280 million in equity capital at successively accretive levels, the substantial increase in production and revenues from 2009 to 2010, the efficient expansion of our acreage position throughout 2010 and the realization of more than a 125% stock appreciation during 2010.

We did not pay any cash bonuses in 2010.  All bonus compensation during 2010 was provided through the issuance of shares of our common stock under our 2009 Equity Incentive Plan.  On November 30, 2010, in recognition of the contributions by the named executive officers and the accomplishments of our company during 2010, the compensation committee approved the issuance of 43,326 shares of fully vested common stock to each of Mr. Reger and Mr. Gilbertson.  The grant date fair value of the shares was $989,999 to each of Mr. Reger and Mr. Gilbertson.  The compensation committee also approved the issuance of 30,854 shares to Mr. Sankovitz, having a grant date fair value of $705,014, and 20,569 shares to Mr. Winter, having a grant date fair value of $470,002.  The total bonus amount for each executive officer was determined by the compensation committee on a post hoc basis based on the compensation committee’s assessment of Mr. Reger, Mr. Gilbertson, Mr. Sankovitz and Mr. Winter’s contributions to our accomplishments noted below under the heading “Year-End Compensation Decisions.”

Year-End Compensation Decisions

In order to maximize the incentive attributes of the total compensation of our chief executive officer and president, the compensation committee granted 162,000 shares of restricted stock to each of Mr. Reger and Mr. Gilbertson on January 14, 2011, vesting over a period of three years.  The compensation committee determined to utilize a multi-year vesting schedule to create both short term and long term incentive goals and align such vesting with our goal of managing lease expirations over the ensuing years.  As such, 6,500 shares vested immediately upon grant and the remaining 155,500 shares vests in 11 equal installments of 6,500 shares on the first of every month starting February 1, 2011.  Commencing January 1, 2012, an additional 3,500 shares shall vest per month on the first day of each succeeding calendar month until all shares granted to Messrs. Reger and Gilbertson are fully vested.

Long-Term Equity-Based Incentive Compensation

The purpose of our long-term incentive compensation is to align the interests of our executives with those of our stockholders. Since equity awards may vest and grow in value over time, this component of our compensation plan is designed to provide incentives to reward performance over a sustained period.

Restricted stock awards represent awards of actual shares of our common stock that include vesting provisions which are contingent upon continued employment and occasionally achievement of certain performance objectives. We believe that awards of restricted stock provide a significant incentive for executives to achieve and maintain high levels of performance over multi-year periods, and strengthen the connection between executive and stockholder interests. We believe that restricted shares are a powerful tool for helping us retain executive talent. The higher value of a share of restricted stock in comparison to a stock option allows us to issue fewer total shares in order to arrive at a competitive total long-term incentive award value. Furthermore, we believe that the use of restricted stock reflects competitive practice among other exploration and production companies with whom we compete for executive talent.

2010 Long Term Equity Incentive

Based on the analysis performed by BDO, on March 17, 2010, the compensation committee approved the issuance of 250,000 shares of common stock to each of our named executive officers vesting variably over four years.  The shares vest in quarterly installments to the extent of 20% in year one, 25% in year two and three, and 30% in year four contingent on continued employment and achievement of certain predetermined performance objectives.  The one-time grant was implemented to recognize the increase in responsibilities assumed by Mr. Winter upon promotion to chief financial officer and Mr. Sankovitz upon promotion to chief operating officer, and the continued contributions of Mr. Reger and Mr. Gilbertson. Such grants were intended as a one-time grant made to significantly increase each executive officer’s personal stake in our company, thereby further aligning their interests with those of our shareholders.  In addition, the four year vesting period will provide our executive officers with a strong incentive to remain employed with our company for the long-term.  The four year variable vesting schedule also creates both short term and long term incentive goals and aligns such vesting with our goal of managing lease expirations over the ensuing years.

Retirement, Health and Welfare Benefits

We offer a variety of retirement, health and welfare programs to all eligible employees.  Under the terms of their employment agreements, the named executive officers are eligible for the same broad-based benefit programs on the same basis as the rest of our employees. Our health and welfare programs include medical, pharmacy, dental and long and short term disability.

We maintain a 401(k) plan for our employees. Under the 401(k) plan, eligible employees may elect to contribute up to 6% of their eligible compensation on a pre-tax basis in accordance with the limitations imposed under the Internal Revenue Code of 1986, as amended, or the Code. We also provide a match contribution equal to 100% of an eligible employee’s deferral contribution, up to 6% of the employee’s earnings up to $16,500

Perquisites

Additional perquisites paid for named executive officers in 2010 include personal use of company-leased vehicles, reimbursement of certain approved personal travel and entertainment expenses, and tax gross ups.   Maximum combined perquisite dollar limits exist for all named executive officers on an annual basis.   Our costs associated with providing these benefits for named executive officers in 2010 are reflected in the Summary Compensation Table and related disclosures below.

Effective January 1, 2011, tax gross ups have been eliminated for all named executive officers.

Severance Payments/Change of Control

We have employment agreements in place with each of the named executive officers providing for lump sum severance compensation if the executive’s employment is terminated for a variety of reasons, including a change of control of our company.  We have provided more information about these benefits, along with estimates of the value under various circumstances, in the Summary Compensation Table and related disclosures below.

COMPENSATION COMMITTEE REPORT

Compensation Committee Activities

The compensation committee of our board consists of three independent directors.  As the compensation committee, we authorize and evaluate programs and, where appropriate, establish relevant performance criteria to determine management compensation.  Our compensation committee charter grants the compensation committee full authority to review and approve annual base salary and incentive compensation levels, employment agreements and benefits of executive officers and other key employees.  We intend to adopt performance criteria to measure the performance of our executive management and determine the appropriateness of awarding year-end cash bonuses based on performance company performance.

Review of Compensation Discussion and Analysis

The compensation committee has reviewed and discussed the compensation discussion and analysis presented on the preceding pages. Based on its review and discussions, the compensation committee recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.

The name of each person who serves as a member of our compensation committee is set forth below.

Loren J. O’Toole	Robert Grabb	Lisa Meier

Risks Arising from Compensation Policies and Practices

In connection with year-end procedures for 2010, our management recently conducted an evaluation of the risks arising from our company-wide compensation policies and practices with respect to employees. Management prepared a report and analysis of our compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. In connection with its risk oversight role, our compensation committee reviewed management’s analysis and conclusions.

Summary Compensation Table

The table below shows compensation for our named executive officers for services in all capacities to our company during fiscal years 2008, 2009 and 2010. Compensation, as reflected in this table and the tables which follow, is presented on the basis of rules of the SEC and does not, in the case of certain stock-based awards or accruals, necessarily represent the amount of compensation realized or which may be realized in the future. For more information regarding our salary policies and executive compensation plans, please review the information under the caption “Compensation Discussion and Analysis.”

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total Compensation ($)

Michael L. Reger	2008	185,000	100,000	–		370,000	155,833	810,833
Chief Executive Officer and Chairman of the Board	2009	285,000	570,000	1,455,000	(7)	–	50,186	2,360,186
	2010	330,000	–	4,312,499	(8)	–	84,973	4,727,472

Ryan R. Gilbertson	2008	185,000	100,000	–		370,000	156,964	811,964
President	2009	285,000	570,000	1,455,000	(9)	–	58,782	2,368,782
	2010	330,000	–	4,312,499	(10)	–	71,405	4,713,904

Chad D. Winter	2008	105,000	–	–		–	677	105,677
Chief Financial Officer	2009	155,000	–	441,750	(11)	–	34,478	631,228
	2010	235,000	–	3,792,502	(12)	–	47,502	4,075,004

James R. Sankovitz	2008	100,000	–	140,500	(13)	–	1,802	242,302
Chief Operating Officer, General Counsel & Secretary	2009	155,000	–	441,750	(14)	–	39,613	636,363
	2010	235,000	–	4,027,514	(15)	–	66,723	4,329,237

(1)
Mr. Reger joined our company as Chief Executive Officer, Chairman of the Board and Secretary and Mr. Gilbertson joined us as Chief Financial Officer and a director on March 20, 2007. Mr. Winter joined our company in November 2007 and Mr. Sankovitz joined our company in March 2008.

(2)	The amounts reported for Messrs. Reger and Gilbertson represent $100,000 signing bonuses upon execution of employment agreements in 2008 and $570,000 year-end cash bonuses in 2009.

(3)
Valuation of awards based on the grant date fair value of those awards computed in accordance with FASB ASC Topic 718 utilizing assumptions discussed in note 6 to our financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K for fiscal year 2010.

(4)
For 2008, the amounts reported for Messrs. Reger and Gilbertson include a $370,000 year-end bonus based upon achievement of performance objectives and approved by the compensation committee but paid through issuance of promissory notes in lieu of cash bonus.

(5)
For 2008, the amounts reported for Messrs. Reger and Gilbertson include $153,735 accrued by our company as an additional bonus to pay tax obligations associated with year-end bonuses in consideration of their willingness to accept such bonuses in the form of unsecured notes rather than cash.

(6)	The amounts reported consist of the following for 2009:

Form of All Other Compensation	Michael L. Reger	Ryan R. Gilbertson	Chad D. Winter	James R. Sankovitz
Personal use of company-leased vehicles ($)	7,202	7,032	9,113	11,977
401(k) contributions by the Company ($)	16,500	16,500	16,500	16,500
Reimbursement of personal travel and entertainment expenses ($)	10,698	5,274	1,445	2,876
Tax Gross-ups ($)	15,786	29,976	7,420	8,260
Total ($)	50,186	58,782	34,478	39,613

The amounts reported consist of the following for 2010:

Form of All Other Compensation	Michael L. Reger	Ryan R. Gilbertson	Chad D. Winter	James R. Sankovitz
Personal use of company-leased vehicles ($)	10,731	10,673	9,023	11,176
401(k) contributions by the Company ($)	16,500	16,500	16,500	16,500
Reimbursement of personal travel and entertainment expenses ($)	21,936	20,039	3,759	17,128
Tax Gross-ups ($)	35,806	24,193	18,220	21,919
Total ($)	84,973	71,405	47,502	66,723

Our compensation committee has determined to eliminate all tax gross ups going forward commencing January 1, 2011.

(7)
Reflects the grant date fair value of 50,000 shares of common stock and 100,000 shares of restricted common stock granted to Mr. Reger on December 7, 2009, in connection with his 2009 year-end bonus compensation.

(8)
Includes (i) $ 3,322,500, which is the grant date fair value of 12,500 shares of common stock and 237,500 shares of restricted common stock granted to Mr. Reger on March 17, 2010, in connection with his long-term incentive stock grant and (ii) $989,999 which is the grant date fair value of 43,326 shares of common stock granted to Mr. Reger on November 30, 2010, in connection with his 2010 year-end bonus compensation.

(9)
Reflects the grant date fair value of 50,000 shares of common stock and 100,000 shares of restricted common stock granted to Mr. Gilbertson on December 7, 2009, in connection with his 2009 year-end bonus compensation.

(10)
Includes (i) $3,322,500, which is the grant date fair value of 12,500 shares of common stock and 237,500 shares of restricted common stock granted to Mr. Gilbertson on March 17, 2010, in connection with his long-term incentive stock grant and (ii) $989,999 which is the grant date fair value of 43,326 shares of common stock granted to Mr. Gilbertson on November 30, 2010, in connection with his 2010 year-end bonus compensation.

(11)
Includes (i) $213,000, which is the grant date fair value of 45,000 shares of common stock and 30,000 shares of restricted common stock granted to Mr. Winter on February 23, 2009, in connection with a stock bonus and (ii) $228,750, which is the grant date fair value of 25,000 shares of common stock granted to Mr. Winter on November 30, 2009, in connection with his 2009 year-end bonus compensation.

(12)
Includes (i) $3,322,500, which is the grant date fair value of 12,500 shares of common stock and 237,500 shares of restricted common stock granted to Mr. Winter on March 17, 2010, in connection with his long-term incentive stock grant and (ii) $470,002 which is the grant date fair value of 20,569 shares of common stock granted to Mr. Winter on November 30, 2010, in connection with his 2010 year-end bonus compensation.

(13)	Reflects the grant date fair value of 20,000 shares of restricted common stock granted to Mr. Sankovitz upon the commencement of his employment in March 2008.

(14)
Includes (i) $213,000, which is the grant date fair value of 45,000 shares of common stock and 30,000 shares of restricted common stock granted to Mr. Sankovitz on February 23, 2009, in connection with a stock bonus and (ii) $ 228,750, which is the grant date fair value of 25,000 shares of common stock granted to Mr. Sankovitz on November 30, 2009, in connection with his 2009 year-end bonus compensation.

(15)
Includes (i) $3,322,500, which is the grant date fair value of 12,500 shares of common stock and 237,500 shares of restricted common stock granted to Mr. Sankovitz on March 17, 2010, in connection with his long-term incentive stock grant and (ii) $705,014 which is the grant date fair value of 30,854 shares of common stock granted to Mr. Sankovitz on November 30, 2010, in connection with his 2010 year-end bonus compensation.

Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards during the year ended December 31, 2010, which consisted solely of grants of common stock and restricted common stock. All grants were made pursuant to the 2009 Equity Incentive Plan.

Name	Grant Date	Compensation Committee Approval Date	Number of Shares of Common Stock	Grant Date Fair Value of Stock Awards ($)
Michael L. Reger	3/17/2010	3/17/2010	250,000	3,322,500
	11/30/2010	11/30/2010	43,326	989,999
Ryan R. Gilbertson	3/17/2010	3/17/2010	250,000	3,322,500
	11/30/2010	11/30/2010	43,326	989,999
Chad D. Winter	3/17/2010	3/17/2010	250,000	3,322,500
	11/30/2010	11/30/2010	20,569	470,002
James R. Sankovitz	3/17/2010	3/17/2010	250,000	3,322,500
	11/30/2010	11/30/2010	30,854	705,014

Outstanding Equity Awards

The following table sets forth the outstanding equity awards to our named executive officers as of December 31, 2010.

	Stock Awards
Name	Number of Shares That Had Not Vested		Market Value of Shares That Had Not Vested(1)
Michael L. Reger	262,496	(2)	$7,142,516
Ryan R. Gilbertson	262,496	(3)	$7,142,516
Chad D. Winter	227,500	(4)	$6,190,275
James R. Sankovitz	227,500	(5)	$6,190,275

(1)      The values in this column are based on the $27.21 closing price of our common stock on the NYSE AMEX Equities Market on December 31, 2010.

(2)      Consists of restricted common stock granted to Mr. Reger on December 7, 2009, 4,167 shares will vest on the first day of each month from January 2011 through November 2011 and the final 4,159 shares will vest on December 1, 2011. The restricted common stock granted to Mr. Reger on March 17, 2010, 12,500 shares will vest on January 1, 2011, 15,625 shares will vest on April 1, 2011, July 1, 2011, October 1, 2011, January 1, 2012, April 1, 2012, July 1, 2012, October 1, 2012 and January 1, 2013 and 18,750 shares will vest on April 1, 2013, July 1, 2013, October 1, 2013 and January 1, 2014.

(3)      Consists of restricted common stock granted to Mr. Gilbertson on December 7, 2009. 4,167 shares will vest on the first day of each month from January 2011 through November 2011 and the final 4,159 shares will vest on December 1, 2011. The restricted common stock granted to Mr., Gilbertson on March 17, 2010, 12,500 shares will vest on January 1, 2011, 15,625 shares will vest on April 1, 2011, July 1, 2011, October 1, 2011, January 1, 2012, April 1, 2012, July 1, 2012, October 1, 2012 and January 1, 2013 and 18,750 shares will vest on April 1, 2013, July 1, 2013, October 1, 2013 and January 1, 2014.

(4)      Consists of restricted common stock granted to Mr. Winter on February 23, 2009, 15,000 shares will vest on January 1, 2011 and restricted common stock granted to Mr., Winter on March 17, 2010, 12,500 shares will vest on January 1, 2011, 15,625 shares will vest on April 1, 2011, July 1, 2011, October 1, 2011, January 1, 2012, April 1, 2012, July 1, 2012, October 1, 2012 and January 1, 2013 and 18,750 shares will vest on April 1, 2013, July 1, 2013, October 1, 2013 and January 1, 2014.

(5)      Consists of restricted common stock granted to Mr. Sankovitz on February 23, 2009, 15,000 shares will vest on January 1, 2011 and restricted common stock granted to Mr., Sankovitz on March 17, 2010, 12,500 shares will vest on January 1, 2011, 15,625 shares will vest on April 1, 2011, July 1, 2011, October 1, 2011, January 1, 2012, April 1, 2012, July 1, 2012, October 1, 2012 and January 1, 2013 and 18,750 shares will vest on April 1, 2013, July 1, 2013, October 1, 2013 and January 1, 2014.

Option Exercises and Stock Vested

Our named executive officers did not hold or exercise any stock options during the year ended December 31, 2010.  The table below sets forth the number of shares of common stock acquired on vesting by our named executive officers during the year ended December 31, 2010.

Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Michael L. Reger	130,830	$2,319,103(1)
Ryan R. Gilbertson	130,830	$2,319,103(2)
Chad D. Winter	58,069	$1,021,127(3)
James R. Sankovitz	68,354	$1,256,139(4)

(1)      Mr. Reger had 4,167 shares of restricted stock vest on the first day of each month in 2010 (50,004 total).  The average closing price of our common stock on the NYSE AMEX Equities Market on such dates was $15.56.  Mr. Reger received a grant of 12,500 shares of fully vested common stock on March 17, 2010.  The closing price of our common stock on the NYSE AMEX Equities Market in such date was $13.29.  Mr. Reger had 12,500 shares of restricted stock vest on July 1, 2010 and October 1, 2010.  The closing price of our common stock on the NYSE AMEX Equities Market on such dates was $12.83 and $17.97, respectively.  Mr. Reger received a grant of 43,326 shares of fully vested common stock on November 30, 2010. The closing price of our common stock on the NYSE AMEX Equities Market on such date was $22.85.

(2)      Mr. Gilbertson had 4,167 shares of restricted stock vest on the first day of each month in 2010 (50,004 total).  The average closing price of our common stock on the NYSE AMEX Equities Market on such dates was $15.56.  Mr. Gilbertson received a grant of 12,500 shares of fully vested common stock on March 17, 2010.  The closing price of our common stock on the NYSE AMEX Equities Market in such date was $13.29.  Mr. Gilbertson had 12,500 shares of restricted stock vest on July 1, 2010 and October 1, 2010.  The closing price of our common stock on the NYSE AMEX Equities Market on such dates was $12.83 and $17.97, respectively.  Mr. Gilbertson received a grant of 43,326 shares of fully vested common stock on November 30, 2010. The closing price of our common stock on the NYSE AMEX Equities Market on such date was $22.85.

(3)      Mr. Winter received a grant of 12,500 shares of fully vested common stock on March 17, 2010.  The closing price of our common stock on the NYSE AMEX Equities Market in such date was $13.29.  Mr. Winter had 12,500 shares of restricted stock vest on July 1, 2010 and October 1, 2010.  The closing price of our common stock on the NYSE AMEX Equities Market on such dates was $12.83 and $17.97, respectively.  Mr. Winter received a grant of 20,569 shares of fully vested common stock on November 30, 2010. The closing price of our common stock on the NYSE AMEX Equities Market on such date was $22.85.

(4)      Mr. Sankovitz received a grant of 12,500 shares of fully vested common stock on March 17, 2010.  The closing price of our common stock on the NYSE AMEX Equities Market in such date was $13.29.  Mr. Sankovitz had 12,500 shares of restricted stock vest on July 1, 2010 and October 1, 2010.  The closing price of our common stock on the NYSE AMEX Equities Market on such dates was $12.83 and $17.97, respectively.  Mr. Sankovitz received a grant of 30,854 shares of fully vested common stock on November 30, 2010. The closing price of our common stock on the NYSE AMEX Equities Market on such date was $22.85.

Defined Benefit Plans

We did not maintain any defined benefit plans during the year ended December 31, 2010.

Potential Payments upon Termination or Change in Control

In January 2008, we entered into employment agreements with Mr. Reger and Mr. Gilbertson covering their service as our Chief Executive Officer and Chief Financial Officer, respectively.  In November 2007 and March 2008, we entered into employment agreements with Mr. Winter and Mr. Sankovitz, respectively, as a condition to their employment with our company.  On January 30, 2009, our board of directors and compensation committee approved certain amendments to all employment agreements, which were effected through amended and restated employment agreements.  In March 2010, Mr. Winter and Mr. Sankovitz were promoted to executive officer positions with our company and in connection therewith entered into new employment agreements.  On January 14, 2011, the compensation committee approved certain additional amendments to the employment agreements between our company and each of Mr. Reger and Mr. Gilbertson.

General Employment Agreement Provisions

The current employment agreements entitle Messrs. Winter and Sankovitz to each receive an annual base salary as determined by our compensation committee, but which shall increase each year a minimum of 4% over the prior year’s annual salary.  All officers are eligible to receive bonus compensation at the discretion of our compensation committee or board of directors based upon meeting or exceeding established performance objectives.  The employment agreements also contain provisions prohibiting our named executive officers from competing with our company or soliciting any employees of our company for a period of one year following termination of their employment in the event either officer terminates his employment with our company.

The current employment agreements have a three-year term commencing January 30, 2009 for Messrs.  Reger and Gilbertson and March 25, 2010 for Messrs. Winter and Sankovitz, which term automatically renews for an additional three-year term each year unless otherwise terminated by either our company or the employee.  Notwithstanding the specified term, each employee’s employment with our company is entirely “at-will,” meaning that either the employee or our company may terminate such employment relationship at any time for any reason or for no reason at all, subject to the provisions of the then-applicable employment agreements.

Change-in-Control and Similar Provisions

The current employment agreements of each named executive officer contain change-in-control provisions entitling the employees to certain payments under specified circumstances.  A “change-in-control” is defined as any one or more of the following:

▪
The consummation of a reorganization, merger, share exchange, consolidation or similar transaction, or the sale or disposition of all or substantially all of the assets of our company, unless, in any case, the persons beneficially owning the voting securities of our company immediately before that transaction beneficially own, directly or indirectly, immediately after the transaction, at least 75% of the voting securities of our company or any other corporation or other entity resulting from or surviving the transaction in substantially the same proportion as their respective ownership of the voting securities of our company immediately prior to the transaction;

▪	Individuals who constitute the incumbent board of directors cease for any reason to constitute at least a majority of the board of directors; or

▪	Our shareholders approve a complete liquidation or dissolution of our company.

Upon a change-in-control of our company, each employee’s employment agreement will immediately cease and our employees will be entitled to certain specified compensation.

In the event of a change-in-control, upon the earlier to occur of their death or six months following the “change in control” we must pay Messrs. Winter and Sankovitz a lump sum payment equal to twice their then-applicable annual salary in lieu of any and all other benefits and compensation to which they otherwise would be entitled.  Effective January 14, 2011, we amended the employment agreements of Messrs. Reger and Gilbertson. The agreements were amended to (i) extend the period of applicability for the non-competition and non-solicitation provisions in the original agreements from one to three years following termination of Mr. Reger’s or Mr. Gilbertson’s employment with our company and (ii) amend and restate the change in control provision under the original agreements to allow for a lump sum of $2.5 million to be paid to Messrs. Reger and Gilbertson in the event of a change in control of our company.  Under their respective employment agreements, all of the named executive officers also are entitled to the pre-payment of the remaining lease term of their company vehicle and use of such vehicle through the remaining lease term of such vehicle, along with a lump sum payment of the estimated insurance premiums for such vehicle through the remaining lease terms upon a change-in-control.

In addition to the cash payments referenced above, upon any change-in-control our company or its successor must pay and/or issue (as appropriate) to both Messrs. Winter and Sankovitz that amount of cash and/or that number of shares of our common stock or shares of capital stock or ownership interests of any other entity which they would have been entitled to receive in connection with the change-in-control had they owned an aggregate of 30,000 fully-paid and non-assessable shares of our common stock prior to the change-in-control.

Estimated Payments to Named Executive Officers

The compensation amounts below are estimates of the amounts that would have become payable to each named executive officer employed by our company on December 31, 2010, the last business day of our most recent fiscal year, if his employment had terminated on such date.  The calculations for severance in connection with a change in control assume that the change in control and severance both occurred on the last business day of 2010.

Assuming a change-in-control had occurred as of December 31, 2010, Messrs. Reger and Gilbertson each would have been entitled to receive a lump sum cash payment of $660,000 and, assuming then-applicable base salaries, each of Messrs. Winter and Sankovitz would have been entitled to receive a lump sum cash payment of $470,000. In addition, Messrs. Reger and Gilbertson each would have been entitled to payment of approximately $50,500 toward their vehicle lease and related insurance, Mr. Winter would have been entitled to a payment of approximately $12,000 toward his vehicle lease and related insurance and Mr. Sankovitz would have been entitled to a payment of approximately $48,000 toward his vehicle lease and related insurance.  The restricted stock award agreements covering unvested stock issued to each of our executive officers also provide that any unvested shares automatically vest upon a change-in-control.  At December 31, 2010, the value of restricted stock held by each of Mr. Reger and Mr. Gilbertson and vesting upon a change-in-control would have approximated $7,142,516.  At December 31, 2010, the value of restricted stock held by each of Mr. Winter and Mr. Sankovitz and vesting upon a change-in-control would have approximated $6,190,275.

Non-Employee Director Compensation

Director compensation elements are designed to:

▪	Ensure alignment with long-term shareholder interests;

▪	Ensure we can attract and retain outstanding director candidates;

▪	Recognize the substantial time commitments necessary to oversee the affairs of our company; and

▪	Support the independence of thought and action expected of directors.

               Non-employee director compensation levels are reviewed by the compensation committee each year, and resulting recommendations are presented to the full board for approval.  Our employees receive no additional pay for serving as directors.

Non-employee directors receive compensation consisting of equity in the form of restricted stock and cash for committee service. A significant portion of director compensation is paid in restricted stock to align director compensation with the long-term interests of shareholders. Non-employee directors are also reimbursed for reasonable expenses incurred to attend board meetings or other functions relating to their responsibilities as a director.

On November 1, 2007, each of our non-employee directors received an option to purchase 100,000 shares of common stock pursuant to our 2006 Incentive Stock Option Plan. The options were fully vested at the time of grant and are exercisable at $5.18 per share, which represents the fair market value of our common stock on the date of grant, calculated based on the average close/last trade price of our common stock reported for the five highest volume trading days during the 30 day trading period ending on the last trading day preceding the date of grant (rounded to the nearest penny).

On December 7, 2009, each of our non-employee directors received a grant of 25,000 shares of common stock pursuant to our 2009 Equity Incentive Plan, of which 8,334 shares were fully vested upon issuance and the remaining 16,666 are restricted shares that vest in approximately equal installments on the first day of each month from January 2010 through December 2011.

Beginning in 2010, the chair of the audit committee received an additional $25,000 per year and each audit committee member other than the chair received an additional $5,000 for their service on an annual basis. The chair of the compensation committee received an additional $20,000 per year and each compensation committee member other than the chair received an additional $5,000 for their service on an annual basis. The chair of the nominating committee received an additional $7,500 per year and each nominating committee member other than the chair received an additional $2,500 for their service on an annual basis.

The following table contains compensation information for our non-employee directors for the year ended December 31, 2010.  Our non-employee directors did not receive any cash compensation prior to 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Total ($)
Robert Grabb	17,500	228,500	–	246,000
Jack E. King	2,500	228,500	–	231,000
Lisa Meier	45,000	228,500	–	273,500
Loren J. O’Toole	12,500	228,500	–	241,000
Carter Stewart	–	228,500	–	228,500
_____________

(1)
Each non-employee director received a grant of 10,000 shares of restricted common stock, on November 30, 2010. Valuation of awards based on the grant date fair value of those awards computed in accordance with FASB ASC Topic 718 utilizing assumptions discussed in note 6 to our consolidated financial statements for the fiscal year ended December 31, 2010.

(2)	As of December 31, 2010, each non-employee director held 18,326 shares of unvested restricted common stock.

(3)
As of December 31, 2010, Mr. King and Mr. O’Toole each held stock options to purchase 100,000 shares of common stock and Ms. Meier held stock options to purchase 65,963 shares of common stock at $5.18 per share. Mr. Grabb and Mr. Stewart held no stock options.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plans, as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders
2006 Incentive Stock Option Plan	265,963	$5.18	340,000	(1)
2009 Equity Incentive Plan	–		1,087,009
Equity compensation plans not approved by security holders
None	–		–
Total:	265,963		1,427,009
_____________

(1)	Subsequent to December 31, 2010, our board of directors determined that no future grants will be made pursuant to the 2006 Incentive Stock Option Plan.

AUDIT COMMITTEE REPORT

The audit committee of the board is composed of three non-employee directors who meet NYSE Amex independence requirements. Information as to these persons, as well as their duties, is provided under the caption “Our Board of Directors and Committees.” The committee met four times during 2010 and reviewed a wide range of issues, including the objectivity of the financial reporting process and the adequacy of internal controls.  On April 26, 2011, the committee ratified the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm and considered factors relating to its independence. In addition, the committee received reports and reviewed matters regarding ethical considerations and business conduct and monitored compliance with laws and regulations. Prior to filing our annual report on Form 10-K, the committee also met with our management and internal auditors and reviewed the current audit activities, plans and results of selected internal audits. The committee also met privately with the internal auditors and with representatives of our independent registered public accounting firm to encourage confidential discussions as to any accounting or auditing matters.

The audit committee has (a) reviewed and discussed with management and our independent registered public accounting firm our audited financial statements for the year ended December 31, 2010; management’s assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm’s evaluation of our internal control over financial reporting; (b) discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T; and (c) received the written disclosures and the letter from our independent registered public accounting firm as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and discussed with representatives of our independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

The name of each person who serves as a member of our audit committee is set forth below.

Loren J. O’Toole	Robert Grabb	Lisa Meier

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As an oil and gas exploration company, our business strategy is to identify and exploit resources in and adjacent to existing or indicated producing areas that can be quickly developed and put in production at low cost. We are focused on low overhead and, thus, have relied upon various relationships with third-parties that assist us in identifying and acquiring property in the most exciting new plays in a nimble and efficient fashion. As a consequence, we have entered into and may in the future enter into, certain transactions and arrangements with parties that have a direct or indirect relationship with one or more members of our management or board of directors.

Related Person Transaction Review Policy

Our audit committee charter and the NYSE Amex company guide require that our audit committee review and approve all material transactions between our company and its directors, officers and 5% or greater shareholders, as well as all material transactions between our company and any relative or affiliate of any of the foregoing. We anticipate that our audit committee will review and approve or ratify future transactions involving any executive officer, director, 5% or greater shareholder or any relative or affiliate of any of the foregoing.

Transactions with Other Companies

We have purchased leasehold interests from South Fork Exploration, LLC (“SFE”) pursuant to a continuous lease program that covers specific agreed upon sections of townships and ranges in Burke, Divide, and Mountrail Counties of North Dakota where SFE previously acquired leasehold interests on our behalf and is authorized to continue to acquire additional acreage within the proximity of the originally-acquired leases.  This program differs from other arrangements where we may purchase specific leases in one-time, single closing transactions.  In 2010, we paid a total of $5,000 related to previously acquired leasehold interests.  Because each lessor separately negotiates its own desired royalty, SFE’s over-riding royalty interest varies from lease to lease.  We are receiving a net revenue interest ranging from 80.25% to 82.5% net revenue interest in the acquired leases, which is net of royalties and overriding royalties.  SFE’s president is J.R. Reger, the brother of our Chief Executive Officer, Michael Reger.  J.R. Reger is also a shareholder of our company.

We have also purchased leasehold interests from Montana Oil Properties (“MOP”).  In July 2010, we paid MOP a total of $269,821 for leases and reimbursement costs pertaining to two separate wells in Mountrail County, North Dakota. MOP is controlled by Mr. Tom Ryan and Mr. Steven Reger, both are relatives of our Chief Executive Officer, Michael Reger.

We have also purchased leasehold interests from Gallatin Resources, LLC (“Gallatin”). In 2008, we purchased leasehold interests from Gallatin for a total consideration of approximately $22,109.  In 2009, we paid Gallatin a total of $22,223 related to previously acquired leasehold interests.  In 2010, we paid Gallatin a total of $15,822 related to a previously acquired leasehold interests.  Carter Stewart, one of our directors, owns a 25% interest in Gallatin.  Legal counsel for Gallatin informed us that Mr. Stewart does not have the power to control Gallatin Resources because each member of Gallatin has the right to vote on matters in proportion to their respective membership interest in the company and company matters are determined by a vote of the holders of a majority of membership interests.  Further, Mr. Stewart is neither an officer nor a director of Gallatin.  As such, Mr. Stewart does not have the ability to individually control company decisions for Gallatin.

On November 17, 2009, the audit committee approved the opening of an investment account with Morgan Stanley Smith Barney LLC for management of a portion of our excess cash. This account will be managed by Kathleen Gilbertson, a financial advisor with that firm who is the sister of our president and director, Ryan Gilbertson. Depending on liquidity needs, we expect to invest approximately $50 million to $100 million in this investment account and Kathleen Gilbertson’s personal interest in 2010 was approximately $24,000.

Transactions between Our Company and Our Directors or Officers

On January 30, 2009, our compensation committee and audit committee approved the issuance of non-negotiable, unsecured subordinated promissory notes in the principal amount of $370,000 to both Mr. Reger and Mr. Gilbertson in lieu of paying cash bonuses earned in 2008.  Final payment of the notes occurred in December, 2010.

Except as disclosed above, we had no transactions during 2010 and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest.

NORTHERN OIL AND GAS, INC. FORM 10-K

A copy of our Form 10-K for the year ended December 31, 2010, has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.  We will send a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, or any exhibit thereto, as filed with the Securities and Exchange Commission, to any shareholder without charge, upon written request to Northern Oil and Gas, Inc., 315 Manitoba Ave., Suite 200, Wayzata, Minnesota 55391, Attention: Investor Relations.

SHAREHOLDER PROPOSALS FOR
2012 ANNUAL MEETING

Our bylaws generally require that we hold regular meetings of our shareholders on an annual basis or other less frequent basis as determined by our board of directors.  Shareholder proposals (other than director nominations) that are submitted for inclusion in our proxy statement for our 2012 Annual Meeting of Shareholders must follow the procedures set forth in Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and our bylaws.  To be timely under Rule 14a-8, such proposals must be received by us at our principal executive office no later than December 30, 2011.

If a shareholder does not submit a proposal for inclusion in our proxy statement but desires to propose an item of business to be considered at an annual meeting of shareholders or to nominate persons for election as a director at an annual meeting, then the shareholder must give timely written notice of such proposal or nomination to our secretary at our principal executive office.  To be timely under our bylaws, we must receive notice of the shareholder’s intention to propose an item of business or to nominate a person for election as director not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of shareholders (unless the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, in which case such notice will be timely only if delivered not less than 90 days before the date of such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting) and the notice must otherwise comply with certain other requirements contained in our bylaws as well as all applicable statutes and regulations.

Assuming our next annual meeting of stockholders is held not more than 30 days before nor more than 60 days after the one-year anniversary of this year’s Annual Meeting, we must receive notice of a shareholder’s intention to propose an item of business or nominate a person for election as a director on or before January 29, 2012.  A shareholder’s notice will not be deemed to be submitted until we have received all of the required information.

In addition, pursuant to the rules of the SEC, proxies solicited by our management for our 2012 annual meeting may grant our management the authority to vote in its discretion on any proposal to be submitted by a shareholder otherwise than through inclusion in the proxy statement for the 2012 Annual Meeting, unless we have received notice of the shareholder proposal on or before March 15, 2012.

OTHER MATTERS

The board of directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. Under our bylaws, generally no business besides the proposals in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

By Order of the Board of Directors
/s/ Michael L. Reger
Michael L. Reger
Chairman and Chief Executive Officer

Appendix A

NORTHERN OIL AND GAS, INC.

AMENDED AND RESTATED
2009 EQUITY INCENTIVE PLAN

(As amended and restated by the Board of Directors on April 26, 2011)

ARTICLE I.

PURPOSE

The purpose of the Northern Oil and Gas, Inc. Amended and Restated 2009 Equity Inventive Plan (the “Plan”) is to provide a means whereby Northern Oil and Gas, Inc. (the “Company”) may be able, by granting stock options (“Options”) and shares of restricted stock (“Restricted Stock”), to attract, retain and motivate capable and loyal employees, non-employee directors, consultants and advisors of the Company and its subsidiaries, for the benefit of the Company and its shareholders. Options granted under the Plan may be either Incentive Stock Options which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”), or Nonqualified Stock Options which do not qualify for favorable tax treatment. Options and Restricted Stock are referred to collectively in the Plan as “Awards”.

ARTICLE II.

RESERVATION OF SHARES

(a) A total of 4,000,000 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) are reserved for issuance pursuant to Awards granted under the Plan. If any Shares included in an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares included in the Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Shares reserved for issue as provided herein shall cease to be reserved upon termination of the Plan.

(b) Any Shares subject to an Award under the Plan that lapses, expires, is forfeited (including issued Shares forfeited under a Restricted Stock Award) or for any reason is terminated, unexercised or unvested or is settled or paid in cash or any form of property other than Shares shall, to the extent of such lapse, expiration, forfeiture or settlement other than in Shares, automatically again become available for issuance under the Plan and correspondingly increase the total number of Shares available for issuance under Article II(a). Notwithstanding anything to the contrary in this Article II(b), the following Shares will not again become available for issuance under the Plan: (i) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” as provided in the Plan, or any Shares already owned by a person or entity to whom an Award is or has been made in accordance with the Plan (each, a “Participant”) that are delivered (either actually or by attestation) in payment of an Option exercise price, (ii) any Shares withheld by the Company or already owned Shares delivered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares that are repurchased by the Company using exercise proceeds from an Option granted under the Plan.

(c) The maximum number of Shares for which any person may be granted Awards under the Plan in any calendar year shall be limited to 500,000 Shares.

ARTICLE III.

ADMINISTRATION

(a) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall be appointed by the Board of Directors and shall be comprised solely of two or more “non-employee directors” within the meaning of SEC Rule 16b-3 or any successor rule or regulation. Each member of the Committee shall also be an “outside director” within the meaning of Internal Revenue Code Section 162(m) or any successor provision. Vacancies in the Committee shall be filled by the Board.

(b) The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration, subject to the express provisions of the Plan.

(c) The Committee shall determine which persons shall be granted Awards under the Plan, the types of Awards to be granted, the number of Shares included in each Award, any limitations on the exercise or vesting of Awards in addition to those imposed by the Plan, and any other terms and conditions of Awards. The Committee may also approve amendments to outstanding Awards, provided there is no conflict with the terms of the Plan, applicable law, or applicable stock market rules and regulations.

ARTICLE IV.

ELIGIBILITY

An Option may be granted to any employee, non-employee director, consultant or advisor of the Company or its subsidiaries, except that no consultant or advisor shall be granted Awards in connection with the offer and sale of securities in a capital raising transaction on behalf of the Company. Restricted Stock may only be granted to employees and any non-employee director. A person who has received an Award of an Option or Restricted Stock is referred to in the Plan as a “Participant.”

ARTICLE V.

CHANGES IN PRESENT STOCK AND EFFECT OF CHANGE OF CONTROL

(a)           In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company’s present capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares included in any Award, and the exercise or purchase price of any Award.

(b)           All outstanding Options shall immediately vest and become immediately exercisable in full and all grants of Restricted Stock shall become immediately fully-vested and free of all forfeiture and transfer restrictions upon any “change in control” of the Company. Any of the following shall constitute a “change in control” for the purposes hereof:

(i)           The consummation of a reorganization, merger, share exchange, consolidation or similar transaction, the acquisition of a majority of the outstanding Common Stock by a person or group acting in concert or the sale or disposition of all or substantially all of the assets of the Company, unless, in any case, the persons beneficially owning the voting securities of the Company immediately before that transaction beneficially own, directly or indirectly, immediately after the transaction, at least seventy-five percent (75%) of the voting securities of the Company or any other corporation or other entity resulting from or surviving the transaction in substantially the same proportion as their respective ownership of the voting securities of the Company immediately prior to the transaction;

(ii)           Individuals who constitute the incumbent Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; or

(iii)           The Company’s shareholders approve a complete liquidation or dissolution of the Company.

ARTICLE VI.

OPTIONS

(a)           Option Exercise Price. The per share exercise price for each Option shall be determined by the Committee at the time of grant, provided that the per share exercise price for any Incentive Stock Option shall be not less than the fair market value of the Common Stock on the date the Option is granted. The “fair market value” of the Common Stock as of any date shall be the closing sale price for the Common Stock on the most recent day on which the Common stock traded prior to the grant date. If there is no closing sale price for the Common Stock, the Committee shall use such other information deemed appropriate by the Committee to determine the fair market value of the Common Stock on the date of any grant. No Incentive Stock Option shall be granted to any employee who at the time directly or indirectly owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of a subsidiary, unless the exercise price is not less than 110 percent (110%) of the fair market value of the Common Stock on the date of grant, and unless the Option is not exercisable more than five (5) years after the date of grant.

(b)           Exercise of Options. An optionee shall exercise an Option by delivery of a signed, written notice to the Company, specifying the number of Shares to be purchased, together with payment of the full purchase price for the Shares. The Company may accept payment from a broker on behalf of the optionee and may, upon receipt of signed, written instructions from the optionee, deliver the Shares directly to the broker. The date of receipt by the Company of the final item required under this paragraph shall be the date of exercise of the Option.

(c)           Option Agreement Provisions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Committee:

(i)           Incentive Stock Option Dollar Limitation. Each Option grant to an employee shall constitute an Incentive Stock Option eligible for favorable tax treatment under Section 422 of the Code, provided that no more than $100,000 of such Options (based upon the fair market value of the underlying Shares as of the date of grant) can first become exercisable for any employee in any calendar year. To the extent any Option grant exceeds the $100,000 dollar limitation, it shall constitute a Nonqualified Stock Option. Each stock option agreement shall specify the extent to which it is an Incentive and/or a Nonqualified Stock Option. For purposes of applying the $100,000 limitation, options granted under the Plan and under all other plans of the Company and its subsidiaries which are qualified under Section 422 of the Code shall be included.

(ii)           Payment. The full purchase price of the Shares acquired upon exercise of any Option shall be paid in cash, by certified or cashier’s check, or in the form of Shares of the Company’s Common Stock with a fair market value equal to the full purchase price and free and clear of all liens and encumbrances.

The Committee in its sole discretion may also permit the “cashless exercise” of an Option. In the event of a cashless exercise, the optionee shall surrender the Option to the Company, and the Company shall issue the optionee the number of Shares determined as follows:

X = Y (A-B) /A, where:

X	=	the number of Shares to be issued to the optionee.

Y	=	the number of Shares with respect to which the Option is being exercised.

A	=	the closing sale price of the Common Stock on the date of exercise, or in the absence thereof, the fair market value on the date of exercise.

B	=	the Option exercise price.

(iii)           Exercise Period. The period within which an Option must be exercised shall be determined by the Committee at the time of grant. The exercise period for an Incentive Stock Option or a Nonqualified Stock Option shall be subject to a maximum of ten (10) years, or five (5) years for an Incentive Stock Option granted to an employee who directly or indirectly owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or a subsidiary. Unless modified by the Committee, each Option shall become exercisable to the extent of twenty-five percent (25%) of the shares on each of the first four (4) anniversaries of the date of grant. To the extent exercisable, an Option may be exercised in whole or in part. The Committee may impose different or additional conditions with respect to length of service or attainment of specified performance goals which must be satisfied prior to exercise of all or any part of an option.

(iv)           Rights of Optionee Before Exercise. The holder of an Option shall not have the rights of a shareholder with respect to the Shares covered by his or her Option until such Shares have been issued to him or her upon exercise of the Option.

(v)           Termination of Employment. If an optionee is an employee, and his or her employment is terminated other than by death, disability, or for conduct which is contrary to the employer’s best interests, the optionee may, within ninety (90) days of such termination (or longer, if approved by the Committee), exercise any unexercised portion of his or her Option to the extent he or she was entitled to do so at the time of such termination.

If termination of employment is effected by death or disability of the optionee, the Option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of his or her death or disability, by the optionee or his or her personal representative, at any time within one year subsequent to the date of his or her termination of employment.

If an optionee’s employment is terminated by his or her employer for conduct which is contrary to the best interests of the employer, as determined by the employer in its sole discretion, the unexercised portion of the optionee’s Option shall expire automatically on the date of termination of his or her employment.

The Committee may, in its discretion, amend or eliminate any one or more of the provisions of this paragraph (v) in connection with the grant of any individual Option(s).

Notwithstanding the foregoing, no Option shall be exercisable subsequent to the date of expiration of the Option term and no Option shall be exercisable subsequent to the termination of the optionee’s employment except as specifically provided in this paragraph (v).

(vi)           Termination of Service by Directors, Consultants and Advisors. If an optionee is a director, consultant, or advisor, and his or her position with the Company terminates for any reason, the optionee may, within ninety (90) days of such termination, or within one (1) year of such termination if the optionee is a director (or longer in either case, if approved by the Committee), exercise any unexercised portion of his or her Option to the extent he or she was entitled to do so at the time of such termination. If termination is effected by death of the optionee, the Option may be exercised for the applicable period to the extent the optionee was entitled to do so at the time of his or her death by the optionee’s personal representative. No Option shall be exercisable subsequent to the date of expiration of the Option term and no Option shall be exercisable subsequent to the termination of the optionee’s position with the Company, except as specifically provided in this paragraph (vi).

(vii)           Non-transferability of Option. No Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and each Option shall be exercisable during the optionee’s lifetime only by the optionee. No Option may be attached or subject to levy by an optionee’s creditors.

(viii)           Date of Grant. The date on which the exercise price becomes fixed for an Option shall be considered the date on which the Option is granted.

(ix)           Option Repricing. Except for adjustments made pursuant to Article V(a) of the Plan, the Committee shall not reprice any Options unless such action is approved by the Company’s shareholders. For purposes of the Plan, the term “reprice” shall mean the reduction, directly or indirectly, in the per-share exercise price of an Option issued under the Plan by amendment, cancellation, exchange, repurchase or substitution.

ARTICLE VII.

RESTRICTED STOCK

(a)           Grant of Restricted Stock. Each grant of Restricted Stock made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such grant. The agreement for each grant shall set forth any objective performance goals which must be satisfied in order for the Restricted Stock to vest and the forfeiture and transfer restrictions to lapse. The Committee may base performance goals on factors which the Committee determines appropriate from time to time, including but not limited to the Company’s stock price, market share, revenues, net income, and return on equity. The agreement may also set forth a period of time during which the employee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the Restricted Stock grant.

(b)           Agreements. Awards of Restricted Stock shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall be subject to the terms and conditions contained in the Plan and any additional terms and conditions established by the Committee that are consistent with the Plan.

(c)           Delivery of Common Stock and Restrictions. At the time of a Restricted Stock grant, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant. Such certificate shall be held by an escrow agent appointed by the Company for the account of the Participant until vested subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The Participant shall have all rights of a shareholder with respect to the Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions:

(i)           the Participant shall not be entitled to delivery of a stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the agreement with respect to such Shares;

(ii)           none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and

(iii)           except as otherwise determined by the Committee, all of the Shares to the extent not vested shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Stock was granted and unless any other restrictive conditions relating to the Restricted Stock Award are met.

Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such Restricted Stock.

(d)           Termination of Restrictions. At the end of the applicable restricted period and provided that any other restrictive conditions of the grant of Restricted Stock are met, or at such earlier time as otherwise determined by the Committee, the Shares shall be considered vested and all restrictions set forth in the agreement relating to the grant of Restricted Stock or in the Plan shall lapse as to the Restricted Stock subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and the Restricted Stock legend, shall be delivered to the Participant or his or her beneficiary or estate, as the case may be.

(e)           Minimum Vesting Period. Except as otherwise provided in this Article VII(e), Restricted Stock Awards shall be subject to a vesting period of not less than one year from the date of grant of the applicable Award (but permitting partial vesting over such time). The minimum vesting periods specified in the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards or earned cash-based incentive compensation; (B) to a termination of employment due to death, disability or retirement; (C) upon a change in control under the Plan; (D) to an Award made to a non-employee director of the Company; or (E) to Awards involving an aggregate number of Shares not in excess of 5% of the number of shares available for Awards under Article II(a).

ARTICLE VIII.

GENERAL

(a)           No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)           Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

(c)           Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(d)           Restrictions; Stock Market Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares are traded on a securities market, the Company shall not be required to deliver any Shares covered by an Award unless and until such Shares have been admitted for trading on such securities market.

(e)           No Right to Continued Employment. Nothing in the Plan or in any Award document shall be construed to confer upon any employee any right to continue in the employ of the Company or a subsidiary, or to interfere in any way with the right of the Company or a subsidiary as employer to terminate his or her employment at any time, nor to derogate from the terms of any written employment agreement between such corporation and the optionee.

(f)           Section 16 Compliance. The Plan is intended to comply in all respects with SEC Rule 16b-3, as amended, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE IX.

WITHHOLDING OF TAXES; TAX BONUSES

The Company shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation to withhold in connection with any Award including, but not limited to, withholding a portion of the Shares issuable pursuant to the Award, or requiring the Participant to pay to the Company, in cash, an amount sufficient to cover the Company’s withholding obligations.

The Committee, in its discretion, shall have the authority, at the time of grant of any Award under the Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus and the Company shall have the authority to withhold and pay such tax bonuses over to the appropriate taxing authorities on the Participants’ behalf.

ARTICLE X

PERFORMANCE-BASED COMPENSATION

(a)           Designation of Awards. If the Committee determines at the time a Restricted Stock Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Article X will apply to such Award, which shall be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code (“Performance-Based Compensation”).

(b)           Performance Targets. If an Award is subject to this Article X, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more performance goals based on the Performance Targets specified in Article X(d) below over the applicable performance period. The Committee shall specify in an objective fashion the manner of calculating the performance goals based on the Performance Targets it selects to use in any performance period, which may include adjustments to such measures as otherwise defined under U.S. Generally Accepted Accounting Principles. The Committee may also adjust performance goals for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Article V(a) to prevent the dilution or enlargement of a Participant’s rights with respect to performance-based compensation. The Committee will determine the applicable Performance Targets and performance goals for any performance period and any amount payable in connection with an Award subject to this Article X within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). Following completion of an applicable performance period, the Committee shall certify in writing, in the manner and to the extent required by Code Section 162(m), that the applicable performance goals based on the selected Performance Targets have been met prior to payment of the compensation. The Committee may also adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award based on such factors as the Committee deems appropriate, including by reference to performance goals and Performance Targets established in connection with Awards that are not considered Performance-Based Compensation. The Committee may also provide, in an agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Article X may be waived upon the death or disability of the Participant or under any other circumstance, such as the occurrence of a change in control under the Plan, with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c)           With respect to Performance-Based Compensation subject to this Article X, no Participant may be granted Restricted Stock Award denominated in Shares relating to more than 1,000,000 Shares in the aggregate during any calendar year and no Participant may be granted Restricted Stock Awards denominated in cash in an amount in excess of $10,000,000 in the aggregate during any calendar year. Such limits shall be subject to adjustment as provided in Article V(a).

(d)           “Performance Targets” means the performance measures that are used by the Committee in granting Awards with vesting or payment based upon achievement of one or more performance goals based on such performance measures over a specified performance period. For any Award intended to constitute Performance-Based Compensation, Performance Targets means one or more of the following financial or operational measures established by the Committee: revenues; gross profit; income from operations; net income; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and share-based compensation expense; net income per share (basic or diluted); profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including, but not limited to, one or more of gross, material, contribution, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; cash flow per share; operating assets; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; economic value added; improvement in or attainment of working capital levels; employee retention; employee safety; customer satisfaction; and implementation or completion of critical projects. Any performance goal utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, affiliate or individual performance.

ARTICLE XI

CONFORMANCE WITH SECTION 409A

(a)           To the extent that any Award constitutes a deferral of compensation subject to Section 409A of the Code, the following provisions shall apply notwithstanding any other provision of the Plan:

(i)           Separation From Service. If any amount is payable under such Award upon a termination of employment or other service, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

(ii)           Specified Employees. If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee,” then no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee identification policy that specifies the identification date, the effective date of any change in the key employee group, compensation definition and other variables that are relevant in identifying specified employees, and which may include an alternative method of identifying specified employees consistent with the regulations under Code Section 409A. In the absence of any such policy, all information necessary to identify specified employees will be determined and applied in accordance with the default provisions specified in the regulations under Code Section 409A.

ARTICLE XII.

EFFECTIVE DATE OF PLAN

The effective date of the Plan shall be the date of its original adoption by the Board of Directors of the Company as indicated on the first page hereof.

ARTICLE XIII.

DURATION OF THE PLAN

The Plan shall terminate January 30, 2019, which is ten years after the date of its approval by the Board of Directors, unless sooner terminated by issuance of all Shares reserved for issuance hereunder. No Award shall be granted under the Plan after such termination date.

ARTICLE XIV.

TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors of the Company may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable, subject to shareholder approval to the extent required by applicable law or stock market rule or regulation. No termination or amendment of the Plan may, without the consent of the Participants to whom any Awards shall previously have been granted, adversely affect the rights of such Participants under such Awards.

ARTICLE XV.

SHAREHOLDER APPROVAL

The Board of Directors shall submit the Plan to the shareholders for their approval within 12 months of the date of its adoption by the Board. Awards granted prior to such approval are contingent on receipt of such approval, and shall automatically lapse and become null and void ab initio if such approval is not granted. If any grants of Restricted Stock lapse due to failure to obtain shareholder approval, the Company shall pay to the affected Participants, in cash, an amount equal to the total fair market value of the Shares of Restricted Stock granted to the Participant as of the grant date or the date the shareholders fail to approve the Plan, whichever is greater. The Board shall also submit any amendments to the shareholders for approval if required by applicable law or stock market rule or regulation.

ARTICLE XVI.

INTERPRETATION

The Plan shall be interpreted in accordance with Minnesota law.

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